Exhibit 1.1

THE COMPANIES ACT 2006

A PUBLIC COMPANY LIMITED BY SHARES

ARTICLES OF ASSOCIATION

OF

DIVERSIFIED ENERGY COMPANY PLC

(Adopted by Special Resolution passed on

27 April 2021, and amended by Special Resolutions passed on 26 April 2022 and 2 May 2023)

No. 09156132

99 Bishopsgate
London EC2M 3XF
United Kingdom
Tel: +44.20.7710.1000

www.lw.com

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NOTICE OF GENERAL MEETINGS		12
28.	Length and form of notice	12
29.	Omission or non-receipt of notice	12
30.	Postponement of General Meeting	12
PROCEEDINGS AT GENERAL MEETINGS		13
31.	Quorum	13
32.	Security	13
33.	Chairman	14
34.	Right to attend and speak	14
35.	Resolutions and amendments	14
36.	Adjournment	14
37.	Meeting at more than one place	15
38.	Method of voting and demand for poll	16
39.	How poll is to be taken	16
VOTES OF MEMBERS		17
40.	Voting rights	17
41.	Representation of corporations	17
42.	Voting rights of joint holders	17
43.	Voting rights of members incapable of managing their affairs	17
44.	Voting rights suspended where sums overdue	18
45.	Objections to admissibility of votes	18
PROXIES		18
46.	Proxies	18
47.	Appointment of proxy	18
48.	Receipt of proxy	19
49.	Notice of revocation of authority etc.	19
DIRECTORS		20
50.	Number of directors	20
51.	Directors need not be members	20
ELECTION, RETIREMENT AND REMOVAL OF DIRECTORS		20
52.	Election of directors by the Company	20
53.	Separate resolutions for election of each director	20
54.	The board’s power to appoint directors	20
55.	Retirement of directors	21
56.	Removal of directors	21
57.	Vacation of office of director	21
58.	Executive directors	21

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ALTERNATE DIRECTORS		22
59.	Power to appoint alternate directors	22
REMUNERATION, EXPENSES, PENSIONS AND OTHER BENEFITS		22
60.	Directors’ fees	22
61.	Special remuneration	23
62.	Expenses	23
63.	Pensions and other benefits	23
POWERS OF THE BOARD		23
64.	General powers of the board to manage the Company’s business	23
65.	Power to act notwithstanding vacancy	24
66.	Provisions for employees	24
67.	Power to borrow money	24
68.	Power to change the name of the Company	24
DELEGATION OF BOARD’S POWERS		24
69.	Delegation to individual directors	24
70.	Committees	24
71.	Local boards	25
72.	Powers of attorney	25
DIRECTORS’ INTERESTS		25
73.	Directors’ interests other than in relation to transactions or arrangements with the Company	25
74.	Declaration of interests other than in relation to transactions or arrangements with the Company	26
75.	Declaration of interests in a proposed transaction or arrangement with the Company	26
76.	Declaration of interest in an existing transaction or arrangement with the Company	26
77.	Provisions applicable to declarations of interest	26
78.	Directors’ interests and voting	27
PROCEEDINGS OF THE BOARD		29
79.	Board meetings	29
80.	Notice of board meetings	30
81.	Quorum	30
82.	Chairman or deputy chairman to preside	30
83.	Competence of board meetings	30
84.	Voting	30
85.	Telephone/electronic board meetings	30
86.	Resolutions without meetings	31
87.	Validity of acts of directors in spite of formal defect	31

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88.	Minutes	31
SECRETARY		31
89.	Secretary	31
SHARE CERTIFICATES		31
90.	Issue of share certificates	31
91.	Charges for and replacement of certificates	32
LIEN ON SHARES		32
92.	Lien on partly paid shares	32
93.	Enforcement of lien	33
CALLS ON SHARES		33
94.	Calls	33
95.	Interest on calls	33
96.	Sums treated as calls	33
97.	Power to differentiate	33
98.	Payment of calls in advance	34
FORFEITURE OF SHARES		34
99.	Notice of unpaid calls	34
100.	Forfeiture on non-compliance with notice	34
101.	Power to annul forfeiture or surrender	34
102.	Disposal of forfeited or surrendered shares	34
103.	Arrears to be paid notwithstanding forfeiture or surrender	35
SEAL		35
104.	Seal	35
DIVIDENDS		35
105.	Declaration of dividends by the Company	35
106.	Fixed and interim dividends	36
107.	Calculation and currency of dividends	36
108.	Method of payment	36
109.	Dividends not to bear interest	37
110.	Calls or debts may be deducted from dividends	37
111.	Unclaimed dividends etc.	37
112.	Uncashed dividends	37
113.	Dividends in specie	37
114.	Scrip dividends	38
CAPITALISATION OF RESERVES		39
115.	Capitalisation of reserves	39
116.	Capitalisation of reserves – employees’ share schemes	40

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RECORD DATES		40
117.	Fixing of record dates	40
ACCOUNTS		40
118.	Accounting records	40
COMMUNICATIONS		41
119.	Communications to the Company	41
120.	Communications by the Company	41
121.	Communication during suspension or curtailment of postal services	41
122.	When communication is deemed received	42
123.	Record date for communications	42
124.	Communication to person entitled by transmission	43
UNTRACED MEMBERS		43
125.	Sale of shares of untraced members	43
126.	Application of proceeds of sale	44
AUTHENTICATION		44
127.	Power to authenticate documents	44
DESTRUCTION OF DOCUMENTS		44
128.	Destruction of documents	44
WINDING UP		45
129.	Powers to distribute in specie	45
INDEMNITY AND INSURANCE, ETC.		45
130.	Directors’ indemnity, insurance and defence	45

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Company number

09156132

THE COMPANIES ACT 2006

A PUBLIC COMPANY LIMITED BY SHARES

ARTICLES OF ASSOCIATION

OF

DIVERSIFIED ENERGY COMPANY PLC

(adopted by special resolution passed on 27 April 2021, and amended by special resolutions passed on 26 April 2022 and 2 May 2023)

PRELIMINARY

1.	Standard regulations do not apply

None of the regulations in the model articles for public companies set out in Schedule 3 to the Companies (Model Articles) Regulations 2008 shall apply to the Company.

2.	Interpretation

2.1	In these articles, unless the contrary intention appears:

(a)	the following definitions apply:

“these articles” means these articles of association, as from time to time altered;

“board” means the board of directors for the time being of the Company;

“clear days” means, in relation to the period of a notice, that period excluding the day when the notice is given or deemed to be given and the day for which it is given or on which it is to take effect;

“Companies Act” means the Companies Act 2006 (as amended);

“committee” means a committee of the board;

“Company” means Diversified Energy Company PLC;

“director” means a director for the time being of the Company;

“Disclosure Guidance and Transparency Rules” means the disclosure guidance and transparency rules for the time being in force, as published by the FCA in the FCA Handbook;

“electronic address” has the same meaning as in the Companies Act;

“electronic form” has the same meaning as in the Companies Act;

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“electronic means” has the same meaning as in the Companies Act;

“FCA” means the Financial Conduct Authority;

“hard copy form” has the same meaning as in the Companies Act;

“holder” in relation to any share means the member whose name is entered in the register as the holder of that share;

“office” means the registered office for the time being of the Company;

“paid up” means paid up or credited as paid up;

“person entitled by transmission” means a person whose entitlement to a share in consequence of the death or bankruptcy of a member or of any other event giving rise to its transmission by operation of law has been noted in the register;

a “proxy notification address” means the address or addresses (including any electronic address) specified in a notice of a meeting or in any other information issued by the Company in relation to a meeting (or, as the case may be, an adjourned meeting or a poll) for the receipt of proxy notices relating to that meeting (or adjourned meeting or poll) or, if no such address is specified, the office;

“register” means either or both of the issuer register of members and the Operator register of members;

“relevant system” means a computer-based system, and procedures, which enable title to units of a security to be evidenced and transferred without a written instrument, pursuant to the Uncertificated Securities Regulations 2001 or any relevant regulations made pursuant to the Companies Act;

“seal” means any common seal of the Company or any official seal or securities seal which the Company may have or be permitted to have under the Statutes;

“secretary” means the secretary of the Company or, if there are joint secretaries, any of the joint secretaries and includes an assistant or deputy secretary and any person appointed by the board to perform any of the duties of the secretary of the Company;

“Statutes” means the Companies Act, the Uncertificated Securities Regulations 2001 and every other statute, statutory instrument, regulation or order for the time being in force concerning the Company;

“treasury shares” means those shares held by the Company in treasury in accordance with section 724 of the Companies Act; and

“working day” has the same meaning as in the Companies Act;

(b)	any reference to an uncertificated share, or to a share being held in uncertificated form, means a share title which may be transferred by means of a relevant system, and any reference to a certificated share means any share other than an uncertificated share;

(c)	any other words or expressions defined in the Companies Act or, if not defined in the Companies Act, in any other of the Statutes (in each case as in force on the date these articles take effect) have the same meaning in these articles except that the word company includes any body corporate;

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(d)	any reference in these articles to any statute or statutory provision includes a reference to any modification or re-enactment of it for the time being in force;

(e)	words importing the singular number include the plural number and vice versa, words importing one gender include the other gender and words importing persons include bodies corporate and unincorporated associations;

(f)	any reference to writing includes a reference to any method of reproducing words in a legible form;

(g)	any reference to a document being sealed or executed under seal or under the common seal of any body corporate (including the Company) or any similar expression includes a reference to its being executed in any other manner which has the same effect as if it were executed under seal;

(h)	any reference to a meeting shall not be taken as requiring more than one person to be present in person if any quorum requirement can be satisfied by one person;

(i)	any reference to a show of hands includes such other method of casting votes as the board may from time to time approve;

(j)	where the Company has a power of sale or other right of disposal in relation to any share, any reference to the power of the Company or the board to authorise a person to transfer that share to or as directed by the person to whom the share has been sold or disposed of shall, in the case of an uncertificated share, be deemed to include a reference to such other action as may be necessary to enable that share to be registered in the name of that person or as directed by him; and

(k)	any reference to:

(i)	rights attaching to any share;

(ii)	members having a right to attend and vote at general meetings of the Company;

(iii)	dividends being paid, or any other distribution of the Company’s assets being made, to members; or

(iv)	interests in a certain proportion or percentage of the issued share capital, or any class of share capital;

shall, unless otherwise expressly provided by the Statutes, be construed as though any treasury shares held by the Company had been cancelled.

2.2	Subject to the Statutes, a special resolution shall be effective for any purpose for which an ordinary resolution is expressed to be required.

2.3	Headings to these articles are inserted for convenience only and shall not affect construction.

3.	Objects

Nothing in these articles shall constitute a restriction on the objects of the Company to do (or omit to do) any act and, in accordance with section 31(1) of the Companies Act, the Company’s objects are unrestricted.

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4.	Limited liability

The liability of the members is limited to the amount, if any, unpaid on the shares in the Company respectively held by them.

SHARE CAPITAL

5.	Rights attached to shares

Subject to the Statutes and to the rights conferred on the holders of any other shares, any share may be issued with or have attached to it such rights and restrictions as the Company may by ordinary resolution decide or, if no such resolution is in effect or so far as the resolution does not make specific provision, as the board may decide.

6.	Allotment (etc.) of shares

Subject to the Statutes, these articles and any resolution of the Company, the board may offer, allot (with or without conferring a right of renunciation), grant options over or otherwise deal with or dispose of any shares to such persons, at such times and generally on such terms as the board may decide.

7.	Authority to allot shares and grant rights

The Company may from time to time pass an ordinary resolution referring to this article and authorising, in accordance with section 551 of the Companies Act, the board to exercise all the powers of the Company to allot shares in the Company or to grant rights to subscribe for or to convert any security into shares in the Company and:

(a)	on the passing of the resolution the board shall be generally and unconditionally authorised to allot such shares or grant such rights up to the maximum nominal amount specified in the resolution; and

(b)	unless previously revoked the authority shall expire on the day specified in the resolution (not being more than five years from the date on which the resolution is passed),

but any authority given under this article shall allow the Company, before the authority expires, to make an offer or agreement which would or might require shares to be allotted or rights to be granted after it expires.

8.	Dis-application of pre-emption rights

8.1	Subject (other than in relation to the sale of treasury shares) to the board being generally authorised to allot shares and grant rights to subscribe for or to convert any security into shares in the Company in accordance with section 551 of the Companies Act, the Company may from time to time resolve, by a special resolution referring to this article, that the board be given power to allot equity securities for cash and, on the passing of the resolution, the board shall have power to allot (pursuant to that authority) equity securities for cash as if section 561 of the Companies Act did not apply to the allotment but that power shall be limited to:

(a)	the allotment of equity securities in connection with a rights issue; and

(b)	the allotment (other than in connection with a rights issue) of equity securities having a nominal amount not exceeding in aggregate the sum specified in the special resolution,

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and unless previously revoked, that power shall (if so provided in the special resolution) expire on the date specified in the special resolution of the Company. The Company may before the power expires make an offer or agreement which would or might require equity securities to be allotted after it expires.

8.2	For the purposes of this article:

(a)	equity securities and ordinary shares have the meanings given in section 560 of the Companies Act;

(b)	rights issue means an offer or issue of equity securities open for acceptance for a period fixed by the board to or in favour of holders of shares in proportion (as nearly as may be practicable) to their existing holdings but the board may make such exclusions or other arrangements as the board considers expedient in relation to treasury shares, fractional entitlements, record dates, legal or practical problems under the laws in any territory or the requirements of any relevant regulatory body or stock exchange or any other matter; and

(c)	a reference to the allotment of equity securities includes (pursuant to sections 560(2) and (3) of the Companies Act) the grant of a right to subscribe for, or to convert any securities into, ordinary shares in the Company, and the sale of any ordinary shares in the Company that immediately before the sale, were held by the Company as treasury shares.

9.	Power to pay commission

The Company may in connection with the issue of any shares exercise all powers of paying commission conferred or permitted by the Statutes.

10.	Power to alter share capital

10.1	The Company may exercise the powers conferred by the Statutes to:

(a)	increase its share capital by allotting new shares;

(b)	reduce its share capital;

(c)	sub-divide or consolidate and divide all or any of its share capital;

(d)	redenominate all or any of its shares and reduce its share capital in connection with such a redenomination.

10.2	A resolution by which any share is sub-divided may determine that, as between the holders of the shares resulting from the sub-division, one or more of the shares may have such preferred or other special rights, or may have such qualified or deferred rights or be subject to such restrictions, as compared with the other or others, as the Company has power to attach to new shares.

10.3	If as a result of any consolidation and division or sub-division of shares any members would become entitled to fractions of a share, the board may deal with the fractions as it thinks fit. In particular, the board may:

(a)	(on behalf of those members) aggregate and sell the shares representing the fractions to any person (including, subject to the Statutes, the Company) and distribute the net proceeds of sale in due proportion among those members (except that any proceeds in respect of any holding less than a sum fixed by the board may be retained for the benefit of the Company); or

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(b)	subject to the Statutes, first, allot to a member credited as fully paid by way of capitalisation of any reserve account of the Company such number of shares as rounds up his holding to a number which, following consolidation and division or sub-division, leaves a whole number of shares.

10.4	For the purpose of a sale under paragraph 10.3(a) above, the board may authorise a person to transfer the shares to, or as directed by, the purchaser, who shall not be bound to see to the application of the purchase money and the title of the new holder to the shares shall not be affected by any irregularity in or invalidity of the proceedings relating to the sale.

11.	Power to purchase own shares

Subject to the Statutes, the Company may purchase all or any of its shares of any class, including any redeemable shares.

12.	Power to reduce capital

Subject to the Statutes and to any rights conferred on the holders of any class of shares, the Company may by special resolution reduce its share capital, any capital redemption reserve and any share premium account in any way.

13.	Trusts not recognised

Except as required by law or these articles, no person shall be recognised by the Company as holding any share upon any trust and the Company shall not be bound by or required to recognise (even when having notice of it) any interest in or in respect of any share, except the holder’s absolute right to the entirety of the share.

UNCERTIFICATED SHARES – GENERAL POWERS

14.	Uncertificated shares – general powers

14.1	The board may permit any class of shares to be held in uncertificated form and to be transferred by means of a relevant system and may revoke any such permission.

14.2	In relation to any share which is for the time being held in uncertificated form:

(a)	the Company may utilise the relevant system in which it is held to the fullest extent available from time to time in the exercise of any of its powers or functions under the Statutes or these articles or otherwise in effecting any actions and the board may from time to time determine the manner in which such powers, functions and actions shall be so exercised or effected;

(b)	any provision in these articles which is inconsistent with:

(i)	the holding or transfer of that share in the manner prescribed or permitted by the Statutes;

(ii)	any other provision of the Statutes relating to shares held in uncertificated form; or

(iii)	the exercise of any powers or functions by the Company or the effecting by the Company of any actions by means of a relevant system,

shall not apply,

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(c)	the Company may, by notice to the holder of that share, require the holder to change the form of such share to certificated form within such period as may be specified in the notice;

(d)	the Company may require that share to be converted into certificated form in accordance with the Statutes; and

(e)	the Company shall not issue a certificate.

14.3	The Company may, by notice to the holder of any share in certificated form, direct that the form of such share may not be changed to uncertificated form for a period specified in such notice.

14.4	For the purpose of effecting any action by the Company, the board may determine that shares held by a person in uncertificated form shall be treated as a separate holding from shares held by that person in certificated form but shares of a class held by a person in uncertificated form shall not be treated as a separate class from shares of that class held by that person in certificated form.

VARIATION OF RIGHTS

15.	Variation of rights

15.1	Whenever the share capital of the Company is divided into different classes of shares, all or any of the rights for the time being attached to any class of shares in issue may from time to time (whether or not the Company is being wound up) be varied in such manner as those rights may provide or (if no such provision is made) either with the consent in writing of the holders of three-fourths in nominal value of the issued shares of that class or with the authority of a special resolution passed at a separate general meeting of the holders of those shares.

15.2	The provisions of these articles relating to general meetings of the Company or to the proceedings at general meetings shall apply, mutatis mutandis, to every such separate general meeting, except that:

(a)	the quorum at any such meeting (other than an adjourned meeting) shall be two members present in person or by proxy holding at least one-third in nominal amount of the issued shares of the class;

(b)	at an adjourned meeting the quorum shall be one member present in person or by proxy holding shares of the class;

(c)	every holder of shares of the class shall, on a poll, have one vote in respect of every share of the class held by him; and

(d)	a poll may be demanded by any one holder of shares of the class whether present in person or by proxy.

15.3	Unless otherwise expressly provided by the rights attached to any class of shares those rights shall not be deemed to be varied by the creation or issue of further shares ranking pari passu with them or by the purchase or redemption by the Company of any of its own shares.

TRANSFERS OF SHARES

16.	Right to transfer shares

Subject to the restrictions in these articles, a member may transfer all or any of his shares in any manner which is permitted by the Statutes and is from time to time approved by the board.

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17.	Transfers of uncertificated shares

The Company shall maintain a record of uncertificated shares in accordance with the Statutes.

18.	Transfers of certificated shares

18.1	An instrument of transfer of a certificated share may be in any usual form or in any other form which the board may approve and shall be signed by or on behalf of the transferor and (except in the case of a fully paid share) by or on behalf of the transferee.

18.2	The board may, in its absolute discretion refuse to register any instrument of transfer of a certificated share:

(a)	which is not fully paid up but, in the case of a class of shares which has been admitted to official listing by the FCA, not so as to prevent dealings in those shares from taking place on an open and proper basis; or

(b)	on which the Company has a lien.

18.3	The board may also refuse to register any instrument of transfer of a certificated share unless it is:

(a)	left at the office, or at such other place as the board may decide, for registration;

(b)	accompanied by the certificate for the shares to be transferred and such other evidence (if any) as the board may reasonably require to prove the title of the intending transferor or his right to transfer the shares; and

(c)	in respect of only one class of shares.

18.4	All instruments of transfer which are registered may be retained by the Company, but any instrument of transfer which the board refuses to register shall (except in any case where fraud or any other crime involving dishonesty is suspected in relation to such transfer) be returned to the person presenting it.

19.	Other provisions relating to transfers

19.1	No fee shall be charged for registration of a transfer or other document or instruction relating to or affecting the title to any share.

19.2	The transferor shall be deemed to remain the holder of the share until the name of the transferee is entered in the register in respect of the share.

19.3	Nothing in these articles shall preclude the board from recognising a renunciation of the allotment of any share by the allottee in favour of some other person.

19.4	Unless otherwise agreed by the board in any particular case, the maximum number of persons who may be entered on the register as joint holders of a share is four.

20.	Notice of refusal

If the board refuses to register a transfer of a certificated share it shall, as soon as practicable and in any event within two months after the date on which the instrument of transfer was lodged, give to the transferee notice of the refusal together with its reasons for refusal. The board shall provide the transferee with such further information about the reasons for the refusal as the transferee may reasonably request.

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TRANSMISSION OF SHARES

21.	Transmission on death

If a member dies, the survivor, where the deceased was a joint holder, and his personal representatives where he was a sole or the only surviving holder, shall be the only person or persons recognised by the Company as having any title to his shares, but nothing in these articles shall release the estate of a deceased holder from any liability in respect of any share held by him solely or jointly.

22.	Election of person entitled by transmission

22.1	A person becoming entitled to a share in consequence of the death or bankruptcy of a member or of any other event giving rise to a transmission by operation of law may, on producing such evidence as the board may require and subject as provided in this article, elect either to be registered himself as the holder of the share or to have some person nominated by him registered as the holder of the share.

22.2	If he elects to be registered himself, he shall give notice to the Company to that effect. If he elects to have another person registered, he shall execute a transfer of the share to that person or shall execute such other document or take such other action as the board may require to enable that person to be registered.

22.3	The provisions of these articles relating to the transfer of shares shall apply to the notice or instrument of transfer or other document or action as if it were a transfer effected by the person from whom the title by transmission is derived and the event giving rise to such transmission had not occurred.

23.	Rights of person entitled by transmission

23.1	A person becoming entitled to a share in consequence of a death or bankruptcy or of any other event giving rise to a transmission by operation of law shall have the right to receive and give a discharge for any dividends or other moneys payable in respect of the share and shall have the same rights in relation to the share as he would have if he were the holder except that, until he becomes the holder, he shall not be entitled to attend or vote at any general meeting of the Company.

23.2	The board may at any time give notice requiring any such person to elect either to be registered himself or to transfer the share and, if after 60 days the notice has not been complied with, the board may withhold payment of all dividends or other moneys payable in respect of the share until the requirements of the notice have been complied with.

DISCLOSURE OF INTERESTS IN SHARES

24.	Disclosure of interests in shares

24.1	This article applies where the Company gives to the holder of a share or to any person appearing to be interested in a share a notice requiring any of the information mentioned in section 793 of the Companies Act (a “section 793 notice”).

24.2	If a section 793 notice is given by the Company to a person appearing to be interested in any share, a copy shall at the same time be given to the holder, but the accidental omission to do so or the non-receipt of the copy by the holder shall not prejudice the operation of the following provisions of this article.

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24.3	If the holder of, or any person appearing to be interested in, any share has been given a section 793 notice and, in respect of that share (a “default share”), has been in default for a period of 14days after the section 793 notice has been given in supplying to the Company the information required by the section 793 notice, the restrictions referred to below shall apply. Those restrictions shall continue for the period specified by the board, being not more than seven days after the earlier of:

(a)	the Company being notified that the default shares have been sold pursuant to an exempt transfer; or

(b)	due compliance, to the satisfaction of the board, with the section 793 notice,

the board may waive these restrictions, in whole or in part, at any time.

24.4	The restrictions referred to above are as follows:

(a)	if the default shares in which any one person is interested or appears to the Company to be interested represent less than 0.25% of the issued shares of the class, the holders of the default shares shall not be entitled, in respect of those shares, to attend or to vote, either personally or by proxy, at any general meeting of the Company; or

(b)	if the default shares in which any one person is interested or appears to the Company to be interested represent at least 0.25% of the issued shares of the class, the holders of the default shares shall not be entitled, in respect of those shares:

(i)	to attend or to vote, either personally or by proxy, at any general meeting of the Company; or

(ii)	to receive any dividend or other distribution; or

(iii)	to transfer or agree to transfer any of those shares or any rights in them,

the restrictions in paragraphs 24.4(a) and 24.4(b) above shall not prejudice the right of either the member holding the default shares or, if different, any person having a power of sale over those shares to sell or agree to sell those shares under an exempt transfer.

24.5	If any dividend or other distribution is withheld under paragraph 24.4(b) above, the member shall be entitled to receive it as soon as practicable after the restriction ceases to apply.

24.6	If, while any of the restrictions referred to above apply to a share, another share is allotted in right of it (or in right of any share to which this paragraph applies), the same restrictions shall apply to that other share as if it were a default share. For this purpose, shares which the Company allots, or procures to be offered, pro rata (disregarding fractional entitlements and shares not offered to certain members by reason of legal or practical problems associated with issuing or offering shares outside the United Kingdom) to holders of shares of the same class as the default share shall be treated as shares allotted in right of existing shares from the date on which the allotment is unconditional or, in the case of shares so offered, the date of the acceptance of the offer.

24.7	For the purposes of this article:

(a)	an exempt transfer in relation to any share is a transfer pursuant to:

(i)	a sale of the share on a recognised investment exchange in the United Kingdom or on any stock exchange outside the United Kingdom on which shares of that class are listed or normally traded; or

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(ii)	a sale of the whole beneficial interest in the share to a person whom the board is satisfied is unconnected with the existing holder or with any other person appearing to be interested in the share; or

(iii)	acceptance of a takeover offer (as defined for the purposes of Part 28 of the Companies Act);

(b)	the percentage of the issued shares of a class represented by a particular holding shall be calculated by reference to the shares in issue at the time when the section 793 notice is given; and

(c)	a person shall be treated as appearing to be interested in any share if the Company has given to the member holding such share a section 793 notice and either (i) the member has named the person as being interested in the share or (ii) (after taking into account any response to any section 793 notice and any other relevant information) the Company knows or has reasonable cause to believe that the person in question is or may be interested in the share.

24.8	The Company may exercise any of its powers under article 14 in respect of any default shares in uncertificated form.

24.9	The provisions of this article are without prejudice to the provisions of section 794 of the Companies Act and, in particular, the Company may apply to the court under section 794(1) of the Companies Act whether or not these provisions apply or have been applied.

GENERAL MEETINGS

25.	Annual general meetings

The board shall convene and the Company shall hold annual general meetings in accordance with the Statutes.

26.	Convening of general meetings other than annual general meetings

26.1	The board may convene a general meeting other than an annual general meeting whenever and however (including by way of an electronic platform) it thinks fit.

26.2	A general meeting may also be convened in accordance with article 65.

26.3	A general meeting shall also be convened by the board on the requisition of members under the Statutes or, in default, may be convened by such requisitionists, as provided by the Statutes.

26.4	The board shall comply with the Statutes regarding the giving and the circulation, on the requisition of members, of notices of resolutions and of statements with respect to matters relating to any resolution to be proposed or business to be dealt with at any general meeting of the Company.

27.	Separate general meetings

Subject to these articles and to any rights for the time being attached to any class of shares in the Company, the provisions of these articles relating to general meetings of the Company (including, for the avoidance of doubt, provisions relating to the proceedings at general meetings or to the rights of any person to attend or vote or be represented at general meetings or to any restrictions on these rights) shall apply, mutatis mutandis, in relation to every separate general meeting of the holders of any class of shares in the Company.

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NOTICE OF GENERAL MEETINGS

28.	Length and form of notice

28.1	Subject to the Statutes, an annual general meeting shall be called by not less than 21 clear days’ notice and all other general meetings shall be called by not less than 14 clear days’ notice or by not less than such minimum notice period as is permitted by the Statutes.

28.2	The notice (including any notice given by means of a website) shall comply with all applicable requirements in the Statutes and shall specify whether the meeting will be an annual general meeting.

28.3	Notice of every general meeting shall be given to all members other than any who, under these articles or the terms of issue of the shares they hold, are not entitled to receive such notices from the Company, and also to the auditors (or, if more than one, each of them) and to each director.

28.4	Subject to the Statutes, the notice of every general meeting shall specify the time, date and place of the meeting (including without limitation any satellite meeting place arranged for the purposes of this Article 28, which shall be identified as such in the notice) and the general nature of the business.

28.5	Where the general meeting is to be conducted by way of electronic meetings, the notice shall specify the electronic platform for the meeting, which electronic platform may vary from time to time and from meeting to meeting as the board may, in its sole discretion, see fit.

29.	Omission or non-receipt of notice

29.1	The accidental omission to give notice of a general meeting to, or the non-receipt of notice by, any person entitled to receive the notice shall not invalidate the proceedings of that meeting.

29.2	Paragraph 29.1 above applies to confirmatory copies of notices (and confirmatory notifications of website notices) of meetings sent pursuant to article 122.2(b) in the same way as it applies to notices of meetings.

30.	Postponement of General Meeting

If the board considers that it is impracticable or unreasonable to hold the physical general meeting on the date or at the time or place stated in the notice calling the meeting, or the electronic general meeting on the electronic platform specified in the notice and/or the time, it may postpone the date, move the time or change the electronic platform on which the meeting is to be held (or (do all of the aforementioned actions)). The board shall take reasonable steps to ensure that notice of the date, time, place or electronic platform of the rearranged meeting is given to any member trying to attend the meeting on the basis of the details set out in the original notice of the general meeting. Notice of the business to be transacted at such rearranged meeting shall not be required. If a meeting is rearranged in this way, appointments of proxy are valid if they are received as required by these articles not less than 48 hours before the time appointed for holding the rearranged meeting and for the purpose of calculating this period, the board can decide in their absolute discretion, not to take account of any part of a day that is not a working day. The board may also postpone or move the rearranged meeting (or do both) under this article.

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PROCEEDINGS AT GENERAL MEETINGS

31.	Quorum

31.1	No business shall be transacted at any general meeting unless the requisite quorum is present when the meeting proceeds to business.

31.2	Except as otherwise provided by these articles two qualifying persons entitled to vote shall be a quorum, unless:

(a)	each is a qualifying person only because he is authorised to act as the representative of a corporation in relation to the meeting, and they are representatives of the same corporation; or

(b)	each is a qualifying person only because he is appointed as proxy of a member in relation to the meeting, and they are proxies of the same member.

31.3	For the purposes of this article, a qualifying person means:

(a)	an individual who is a member of the Company;

(b)	a person authorised to act as the representative of a corporation in relation to the meeting; or

(c)	a person appointed as proxy of a member in relation to the meeting.

31.4	If within 15 minutes from the time fixed for holding a general meeting a quorum is not present, the meeting, if convened on the requisition of members, shall be dissolved. In any other case, it shall stand adjourned for ten clear days (or, if that day is a Saturday, a Sunday or a holiday, to the next working day) and at the same time and place, or electronic platform, as the original meeting, or, subject to article 36.4 and the Statutes, to such other day, and at such other time and place, or electronic platform, as the board may decide.

31.5	If at an adjourned meeting a quorum is not present within 15 minutes from the time fixed for holding the meeting, the meeting shall be dissolved.

32.	Security

32.1	The board may make any security arrangements which it considers appropriate relating to the holding of a physical general meeting of the Company including, without limitation, arranging for any person attending a meeting to be searched and for items of personal property which may be taken into a meeting to be restricted. A director or the secretary may:

(a)	refuse entry to a meeting to any person who refuses to comply with any such arrangements; and

(b)	eject from a meeting any person who causes the proceedings to become disorderly.

32.2	The board may make any security arrangements which it considers appropriate relating to the holding of an electronic general meeting of the Company including, without limitation, authorising any voting application, system or facility for electronic general meetings as it sees fit.

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33.	Chairman

At each general meeting, the chairman of the board (if any) or, if he is absent or unwilling, the deputy chairman (if any) of the board or (if more than one deputy chairman is present and willing) the deputy chairman who has been longest in such office, shall preside as chairman of the meeting. If neither the chairman nor deputy chairman is present and willing, one of the other directors selected for the purpose by the directors present or, if only one director is present and willing, that director, shall preside as chairman of the meeting. If no director is present within 15 minutes after the time fixed for holding the meeting or if none of the directors present is willing to preside as chairman of the meeting, the members present and entitled to vote shall choose one of their number to preside as chairman of the meeting.

34.	Right to attend and speak

34.1	A director shall be entitled to attend and speak at any general meeting of the Company whether or not he is a member.

34.2	The chairman may invite any person to attend and speak at any general meeting of the Company if he considers that such person has the appropriate knowledge or experience of the Company’s business to assist in the deliberations of the meeting.

34.3	A proxy shall be entitled to speak at any general meeting of the Company.

35.	Resolutions and amendments

35.1	Subject to the Statutes, a resolution may only be put to the vote at a general meeting if the chairman of the meeting in his absolute discretion decides that the resolution may properly be regarded as within the scope of the meeting.

35.2	In the case of a resolution to be proposed as a special resolution no amendment may be made, at or before the time at which the resolution is put to the vote, to the form of the resolution as set out in the notice of meeting, except to correct a patent error or as may otherwise be permitted by law.

35.3	In the case of a resolution to be proposed as an ordinary resolution no amendment may be made, at or before the time at which the resolution is put to the vote, unless:

(a)	in the case of an amendment to the form of the resolution as set out in the notice of meeting, notice of the intention to move the amendment is received at the office at least 48 hours before the time fixed for the holding of the relevant meeting; or

(b)	in any case, the chairman of the meeting in his absolute discretion otherwise decides that the amendment or amended resolution may properly be put to the vote,

the giving of notice under paragraph 35.3(a) above shall not prejudice the power of the chairman of the meeting to rule the amendment out of order.

35.4	With the consent of the chairman of the meeting, a person who proposes an amendment to a resolution may withdraw it before it is put to the vote.

35.5	If the chairman of the meeting rules a resolution or an amendment to a resolution admissible or out of order (as the case may be), the proceedings of the meeting or the resolution in question shall not be invalidated by any error in his ruling. Any ruling by the chairman of the meeting in relation to a resolution or an amendment to a resolution shall be final and conclusive.

36.	Adjournment

36.1	With the consent of any general meeting at which a quorum is present the chairman of the meeting may (and shall if so directed by the meeting) adjourn the meeting from time to time and from place to place.

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36.2	In addition, the chairman of the meeting may at any time without the consent of the meeting adjourn the meeting (whether or not it has commenced or a quorum is present) to another time and/or place, or electronic platform, if, in his opinion, it would facilitate the conduct of the business of the meeting to do so.

36.3	Nothing in this article shall limit any other power vested in the chairman of the meeting to adjourn the meeting.

36.4	Whenever a meeting is adjourned for 30 days or more or sine die, at least seven days’ notice of the adjourned meeting shall be given in the same manner as in the case of the original meeting but otherwise no person shall be entitled to any notice of an adjourned meeting or of the business to be transacted at an adjourned meeting.

36.5	No business shall be transacted at any adjourned meeting other than the business which might have been transacted at the meeting from which the adjournment took place.

37.	Meeting at more than one place

37.1	A general meeting may be held at more than one place if:

(a)	the notice convening the meeting specifies that it shall be held at more than one place; or

(b)	the notice convening the meeting specifies that it shall be held by means of an electronic facility or facilities hosted on an electronic platform (such meeting being an “electronic general meeting”) with no member necessarily in physical attendance at the general meeting; or

(c)	the board resolves, after the notice convening the meeting has been given, that the meeting shall be held at more than one place; or

(d)	it appears to the chairman of the meeting that the place of the meeting specified in the notice convening the meeting is inadequate to accommodate all persons entitled and wishing to attend.

37.2	A general meeting held at more than one place is duly constituted and its proceedings are valid if (in addition to the other provisions of these articles relating to general meetings being satisfied) the chairman of the meeting is satisfied that facilities (whether electronic or otherwise) are available to enable each person present at each place to participate in the business of the meeting.

37.3	Each person present at each place who would be entitled to count towards the quorum in accordance with the provisions of article 31 shall be counted in the quorum for, and shall be entitled to vote at, the meeting. The meeting is deemed to take place at the place at which the chairman of the meeting is present.

37.4	Nothing in these Articles prevents a general meeting being held both physically and electronically.

37.5	For the avoidance of doubt, electronic general meetings shall only be held in extenuating circumstances when the Directors determine it is appropriate to do so.

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38.	Method of voting and demand for poll

38.1	At a general meeting a resolution put to the vote of the meeting shall be decided on a show of hands, unless (before, or immediately after the declaration of the result of, the show of hands or on the withdrawal of any other demand for a poll) a poll is demanded by:

(a)	the chairman of the meeting; or

(b)	at least five members present in person or by proxy having the right to vote on the resolution; or

(c)	a member or members present in person or by proxy representing in aggregate not less than 10% of the total voting rights of all the members having the right to vote on the resolution (excluding any voting rights attached to any shares in the Company held as treasury shares); or

(d)	a member or members present in person or by proxy holding shares conferring the right to vote on the resolution on which an aggregate sum has been paid up equal to not less than 10% of the total sum paid up on all the shares conferring that right (excluding shares in the Company conferring a right to vote on the resolution which are held as treasury shares), and a demand for a poll by a person as proxy for a member shall be as valid as if the demand were made by the member himself.

38.2	No poll may be demanded on the appointment of a chairman of the meeting.

38.3	A demand for a poll may, before the poll is taken, be withdrawn but only with the consent of the chairman of the meeting and the demand so withdrawn shall not be taken to have invalidated the result of a show of hands declared before the demand was made if a poll is demanded before the declaration of the result of a show of hands and the demand is duly withdrawn, the meeting shall continue as if the demand had not been made.

38.4	Unless a poll is demanded (and the demand is not withdrawn), a declaration by the chairman of the meeting that a resolution has been earned, or earned unanimously, or has been earned by a particular majority, or lost, or not earned by a particular majority, shall be conclusive, and an entry to that effect in the minutes of the meeting shall be conclusive evidence of that fact, without proof of the number or proportion of the votes recorded in favour of or against the resolution.

38.5	The demand for a poll shall not prevent the continuance of a meeting for the transaction of any business other than the question on which a poll has been demanded.

39.	How poll is to be taken

39.1	If a poll is demanded (and the demand is not withdrawn), it shall be taken at such time (either at the meeting at which the poll is demanded or within 30 days after the meeting), at such place and in such manner (including electronically) as the chairman of the meeting shall direct and he may appoint scrutineers (who need not be members).

39.2	A poll demanded on a question of adjournment shall be taken at the meeting without adjournment.

39.3	It shall not be necessary (unless the chairman of the meeting otherwise directs) for notice to be given of a poll whether taken at or after the meeting at which it was demanded.

39.4	On a poll, votes may be given either personally or by proxy and a member entitled to more than one vote need not use all his votes or cast all the votes he uses in the same way.

39.5	The result of the poll shall be deemed to be a resolution of the meeting at which the poll was demanded.

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VOTES OF MEMBERS

40.	Voting rights

40.1	Subject to these articles and to any special rights or restrictions as to voting for the time being attached to any class of shares in the Company, the provisions of the Companies Act shall apply in relation to voting rights.

40.2	Subject to paragraph 40.3 below, on a vote on a resolution on a show of hands at a general meeting, every proxy present who has been duly appointed by one or more members entitled to vote on the resolution has one vote.

40.3	On a vote on a resolution on a show of hands at a general meeting, a proxy has one vote for and one vote against the resolution if:

(a)	the proxy has been duly appointed by more than one member entitled to vote on the resolution; and

(b)	the proxy has been instructed by, or exercises his discretion given by, one or more of those members to vote for the resolution and has been instructed by, or exercises his discretion given by, one or more other of those members to vote against it.

40.4	For the purposes of determining which persons are entitled to attend or vote at any general meeting, and how many votes such persons may cast, the Company must specify in the notice of the meeting a time, not more than 48 hours before the time fixed for the meeting, by which a person must be entered on the register in order to have the right to attend or vote at the meeting. In calculating the period mentioned, no account shall be taken of any part of a day that is not a working day. Changes to entries on the register after the time so specified shall be disregarded in determining the rights of any person to attend or vote at the meeting, notwithstanding any provisions in the Statutes or these articles to the contrary.

41.	Representation of corporations

41.1	Any corporation which is a member of the Company may, by resolution of its board or other governing body, authorise any person or persons to act as its representative or representatives at any general meeting of the Company.

41.2	The board or any director or the secretary may (but shall not be bound to) require evidence of the authority of any such representative.

42.	Voting rights of joint holders

If more than one of the joint holders of a share tenders a vote on the same resolution, whether in person or by proxy, the vote of the senior who tenders a vote shall be accepted to the exclusion of the vote(s) of the other joint holder(s), and for this purpose seniority shall be determined by the order in which the names stand in the register in respect of the relevant share.

43.	Voting rights of members incapable of managing their affairs

A member in respect of whom an order has been made by any court having jurisdiction (whether in the United Kingdom or elsewhere) in matters concerning mental disorder may vote, whether on a show of hands or on a poll, by his receiver, curator bonis or other person in the nature of a receiver or curator bonis appointed by that court, and the receiver, curator bonis or other person may, on a poll, vote by proxy. Evidence to the satisfaction of the board of the authority of the person claiming the right to vote must be received at the office (or at such other address as may be specified for the receipt of proxy appointments) not later than the last time by which a proxy appointment must be received in order to be valid for use at the meeting or adjourned meeting or on the holding of the poll at or on which that person proposes to vote and, in default, the right to vote shall not be exercisable.

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44.	Voting rights suspended where sums overdue

Unless the board otherwise decides, a member shall not be entitled to vote, either in person or by proxy, at any general meeting of the Company in respect of any share held by him unless all calls and other sums presently payable by him in respect of that share have been paid.

45.	Objections to admissibility of votes

No objection shall be raised as to the admissibility of any vote except at the meeting or adjourned meeting or poll at which the vote objected to is or may be given or tendered, and every vote not disallowed at such meeting or poll shall be valid for all purposes. Any such objection made in due time shall be referred to the chairman of the meeting, whose decision shall be final and conclusive.

PROXIES

46.	Proxies

46.1	A proxy need not be a member of the Company and a member may appoint more than one proxy in relation to a meeting, provided that each proxy is appointed to exercise the rights attached to a different share or shares held by him.

46.2	The appointment of a proxy shall not preclude a member from attending and voting in person at the meeting or on the poll concerned.

46.3	The appointment of a proxy shall only be valid for the meeting mentioned in it and any adjournment of that meeting (including on any poll demanded at the meeting or any adjourned meeting).

47.	Appointment of proxy

47.1	Subject to the Statutes, the appointment of a proxy may be in such form as is usual or common or in such other form as the board may from time to time approve and shall be signed by the appointor, or his duly authorised agent, or, if the appointor is a corporation, shall either be executed under its common seal or be signed by an agent or officer authorised for that purpose. The signature need not be witnessed.

47.2	Without limiting the provisions of these articles, the board may from time to time in relation to uncertificated shares (i) approve the appointment of a proxy by means of a communication sent in electronic form in the form of an “uncertificated proxy instruction” (a properly authenticated dematerialised instruction and/or other instruction or notification, which is sent by means of the relevant system and received by such participant in that system acting on behalf of the Company as the board may prescribe, in such form and subject to such terms and conditions as the board may from time to time prescribe (subject always to the facilities and requirements of the relevant system)), and (ii) approve supplements to, or amendments or revocations of, any such uncertificated proxy instruction by the same means. In addition, the board may prescribe the method of determining the time at which any such uncertificated proxy instruction is to be treated as received by the Company or such participant and may treat any such uncertificated proxy instruction which purports to be or is expressed to be sent on behalf of a holder of a share as sufficient evidence of the authority of the person sending that instruction to send it on behalf of that holder.

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48.	Receipt of proxy

48.1	A proxy appointment:

(a)	must be received at a proxy notification address not less than 48 hours before the time fixed for holding the meeting at which the appointee proposes to vote; or

(b)	in the case of a poll taken more than 48 hours after it is demanded or in the case of an adjourned meeting to be held more than 48 hours after the time fixed for holding the original meeting, must be received at a proxy notification address not less than 24 hours before the time fixed for the taking of the poll or, as the case may be, the time fixed for holding the adjourned meeting; or

(c)	in the case of a poll which is not taken at the meeting at which it is demanded but is taken 48 hours or less after it is demanded, or in the case of an adjourned meeting to be held 48 hours or less after the time fixed for holding the original meeting, must be received:

(i)	at a proxy notification address in accordance with (a) above;

(ii)	by the chairman of the meeting or the secretary or any director at the meeting at which the poll is demanded or, as the case may be, at the original meeting; or

(iii)	at a proxy notification address by such time as the chairman of the meeting may direct at the meeting at which the poll is demanded,

in calculating the periods mentioned, no account shall be taken of any part of a day that is not a working day.

48.2	The board may, but shall not be bound to, require reasonable evidence of the identity of the member and of the proxy, the member’s instructions (if any) as to how the proxy is to vote and, where the proxy is appointed by a person acting on behalf of the member, authority of that person to make the appointment.

48.3	The board may decide, either generally or in any particular case, to treat a proxy appointment as valid notwithstanding that the appointment or any of the information required under paragraph 48.2 above has not been received in accordance with the requirements of this article.

48.4	Subject to paragraph 48.3 above, if the proxy appointment and any of the information required under paragraph 48.2 above, is not received in the manner set out in paragraph 48.1 above, the appointee shall not be entitled to vote in respect of the shares in question.

48.5	If two or more valid but differing proxy appointments are received in respect of the same share for use at the same meeting or on the same poll, the one which is last received (regardless of its date or of the date of its execution) shall be treated as replacing and revoking the others as regards that share and if the Company is unable to determine which was last received, none of them shall be treated as valid in respect of that share.

49.	Notice of revocation of authority etc.

49.1	A vote given or poll demanded by proxy or by a representative of a corporation shall be valid notwithstanding the previous termination of the authority of the person voting or demanding a poll or (until entered in the register) the transfer of the share in respect of which the appointment of the relevant person was made unless notice of the termination was received at a proxy notification address not less than six hours before the time fixed for holding the relevant meeting or adjourned meeting or, in the case of a poll not taken on the same day as the meeting or adjourned meeting, before the time fixed for taking the poll.

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49.2	A vote given by a proxy or by a representative of a corporation shall be valid notwithstanding that he has not voted in accordance with any instructions given by the member by whom he is appointed. The Company shall not be obliged to check whether the proxy or representative of a corporation has in fact voted in accordance with any such member’s instructions.

DIRECTORS

50.	Number of directors

The directors (other than alternate directors) shall not, unless otherwise determined by an ordinary resolution of the Company, be less than two nor more than 15 in number.

51.	Directors need not be members

A director need not be a member of the Company.

ELECTION, RETIREMENT AND REMOVAL OF DIRECTORS

52.	Election of directors by the Company

52.1	Subject to these articles, the Company may by ordinary resolution elect any person who is willing to act to be a director, either to fill a vacancy or as an additional director, but so that the total number of directors shall not exceed any maximum number fixed by or in accordance with these articles.

52.2	No person (other than a director retiring in accordance with these articles) shall be elected or re-elected a director at any general meeting unless:

(a)	he is recommended by the board; or

(b)	not less than 14 nor more than 42 days before the date appointed for the meeting there has been given to the Company, by a member (other than the person to be proposed) entitled to vote at the meeting, notice of his intention to propose a resolution for the election of that person, stating the particulars which would, if he were so elected, be required to be included in the Company’s register of directors and a notice executed by that person of his willingness to be elected.

53.	Separate resolutions for election of each director

Every resolution of a general meeting for the election of a director shall relate to one named person and a single resolution for the election of two or more persons shall be void, unless a resolution that it shall be so proposed has been first agreed to by the meeting without any vote being cast against it.

54.	The board’s power to appoint directors

The board may appoint any person who is willing to act to be a director, either to fill a vacancy or by way of addition to their number, but so that the total number of directors shall not exceed any maximum number fixed by or in accordance with these articles.

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55.	Retirement of directors

55.1	At each annual general meeting every director shall retire from office. A retiring director shall be eligible for re-election, and a director who is re-elected will be treated as continuing in office without a break.

55.2	A retiring director who is not re-elected shall retain office until the close of the meeting at which he retires.

55.3	If the Company, at any meeting at which a director retires in accordance with these articles, does not fill the office vacated by such director, the retiring director, if willing to act, shall be deemed to be re-elected, unless at the meeting a resolution is passed not to fill the vacancy or to elect another person in his place or unless the resolution to re-elect him is put to the meeting and lost.

56.	Removal of directors

56.1	The Company may by special resolution, or by ordinary resolution of which special notice has been given in accordance with the Statutes, remove any director before his period of office has expired notwithstanding anything in these articles or in any agreement between him and the Company.

56.2	A director may also be removed from office by giving him notice to that effect signed by or on behalf of not less than three quarters of the other directors (or their alternates).

56.3	Any removal of a director under this article shall be without prejudice to any claim which such director may have for damages for breach of any agreement between him and the Company.

57.	Vacation of office of director

Without prejudice to the provisions of these articles for retirement or removal, the office of a director shall be vacated if:

(a)	he is prohibited by law from being a director; or

(b)	he becomes bankrupt or he makes any arrangement or composition with his creditors generally; or

(c)	a registered medical practitioner who has examined him gives a written opinion to the Company stating that he has become physically or mentally incapable of acting as a director and may remain so for more than three months and the board resolves that his office be vacated; or

(d)	if for more than six months he is absent (whether or not an alternate director attends in his place), without special leave of absence from the board, from board meetings held during that period and the board resolves that his office be vacated; or

(e)	he gives to the Company notice of his wish to resign, in which event he shall vacate that office on the receipt of that notice by the Company or at such later time as is specified in the notice.

58.	Executive directors

58.1	The board may appoint one or more directors to hold any executive office under the Company (including that of chairman, chief executive or managing director) for such period (subject to the Statutes) and on such terms as it may decide and may revoke or terminate any appointment so made without prejudice to any claim for damages for breach of any contract of service between the director and the Company.

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58.2	The remuneration of a director appointed to any executive office shall be fixed by the board and may be by way of salary, commission, participation in profits or otherwise and either in addition to or inclusive of his remuneration as a director.

ALTERNATE DIRECTORS

59.	Power to appoint alternate directors

59.1	Each director may appoint another director or any other person who is willing to act as his alternate and may remove him from that office. The appointment as an alternate director of any person who is not himself a director shall be subject to the approval of a majority of the directors or a resolution of the board.

59.2	An alternate director shall be entitled to receive notice of all board meetings and of all meetings of committees of which the director appointing him is a member, to attend and vote at any such meeting at which the director appointing him is not personally present and at the meeting to exercise and discharge all the functions, powers and duties of his appointor as a director and for the purposes of the proceedings at the meeting these articles shall apply as if he were a director.

59.3	Every person acting as an alternate director shall (except as regards the power to appoint an alternate and remuneration) be subject in all respects to these articles relating to directors and shall alone be responsible to the Company for his acts and defaults and shall not be deemed to be the agent of the director appointing him. An alternate director may be paid expenses and shall be entitled to be indemnified by the Company to the same extent as if he were a director but shall not be entitled to receive from the Company any fee in his capacity as an alternate director.

59.4	Every person acting as an alternate director shall have one vote for each director for whom he acts as alternate, in addition to his own vote if he is also a director, but he shall count as only one for the purpose of determining whether a quorum is present.

59.5	Any person appointed as an alternate director shall vacate his office as alternate director if the director by whom he has been appointed vacates his office as director (otherwise than by retirement at a general meeting of the Company at which he is re-appointed) or removes him by notice to the Company or on the happening of any event which, if he is or were a director, causes or would cause him to vacate that office.

59.6	Every appointment or removal of an alternate director shall be made by notice and shall be effective (subject to paragraph 59.1 above) on receipt by the secretary of the notice.

REMUNERATION, EXPENSES, PENSIONS AND OTHER BENEFITS

60.	Directors’ fees

The directors shall be paid such fees not exceeding in aggregate £1,055,000 per annum (or such larger sum as the Company may, by ordinary resolution, determine) as the board may decide, to be divided among them in such proportion and manner as they may agree or, failing agreement, equally. Any fee payable under this article shall be distinct from any remuneration or other amounts payable to a director under other provisions of these articles and shall accrue from day to day.

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61.	Special remuneration

61.1	The board may grant special remuneration to any director who performs any special or extra services to or at the request of the Company.

61.2	Such special remuneration may be paid by way of lump sum, salary, commission, participation in profits or otherwise as the board may decide in addition to any remuneration payable under or pursuant to any other of these articles.

62.	Expenses

A director shall be paid out of the funds of the Company all travelling, hotel and other expenses properly incurred by him in and about the discharge of his duties, including his expenses of travelling to and from board meetings, committee meetings and general meetings. Subject to any guidelines and procedures established from time to time by the board, a director may also be paid out of the funds of the Company all expenses incurred by him in obtaining professional advice in connection with the affairs of the Company or the discharge of his duties as a director.

63.	Pensions and other benefits

The board may exercise all the powers of the Company to:

(a)	pay, provide, arrange or procure the grant of pensions or other retirement benefits, death, disability or sickness benefits, health, accident and other insurances or other such benefits, allowances, gratuities or insurances, including in relation to the termination of employment, to or for the benefit of any person who is or has been at any time a director of the Company or in the employment or service of the Company or of any body corporate which is or was associated with the Company or of the predecessors in business of the Company or any such associated body corporate, or the relatives or dependants of any such person. For that purpose the board may procure the establishment and maintenance of, or participation in, or contribution to, any pension fund, scheme or arrangement and the payment of any insurance premiums;

(b)	establish, maintain, adopt and enable participation in any profit sharing or incentive scheme including shares, share options or cash or any similar schemes for the benefit of any director or employee of the Company or of any associated body corporate, and to lend money to any such director or employee or to trustees on their behalf to enable any such schemes to be established, maintained or adopted; and

(c)	support and subscribe to any institution or association which may be for the benefit of the Company or of any associated body corporate or any directors or employees of the Company or associated body corporate or their relatives or dependants or connected with any town or place where the Company or an associated body corporate carries on business, and to support and subscribe to any charitable or public object whatsoever.

POWERS OF THE BOARD

64.	General powers of the board to manage the Company’s business

64.1	The business of the Company shall be managed by the board which may exercise all the powers of the Company, subject to the Statutes, these articles and any special resolution of the Company. No special resolution or alteration of these articles shall invalidate any prior act of the board which would have been valid if the resolution had not been passed or the alteration had not been made.

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64.2	The powers given by this article shall not be limited by any special authority or power given to the board by any other article or any resolution of the Company.

65.	Power to act notwithstanding vacancy

The continuing directors or the sole continuing director at any time may act notwithstanding any vacancy in their number, but, if the number of directors is less than the number of directors fixed as a quorum for board meetings, they or he may act for the purpose of filling up vacancies or calling a general meeting of the Company, but not for any other purpose. If no director is able or willing to act, then any two members may summon a general meeting for the purpose of appointing directors.

66.	Provisions for employees

The board may exercise any of the powers conferred by the Statutes to make provision for the benefit of any persons employed or formerly employed by the Company or any of its subsidiaries (other than a director or former director or shadow director) in connection with the cessation or the transfer to any person of the whole or part of the undertaking of the Company or any of its subsidiaries.

67.	Power to borrow money

The board may exercise all the powers of the Company to borrow money, to guarantee, to indemnify, to mortgage or charge all or any part of its undertaking, property, assets (present and future) and uncalled capital, and to issue debentures and other securities, whether outright or as collateral security for any debt, liability or obligation of the Company or of any third party. There is no requirement on the directors to restrict the borrowing of the Company or any of its subsidiary undertakings.

68.	Power to change the name of the Company

The board may change the name of the Company.

DELEGATION OF BOARD’S POWERS

69.	Delegation to individual directors

The board may entrust to and confer upon any director any of its powers, authorities and discretions (with power to sub-delegate) on such terms and conditions as it thinks fit and may revoke or vary all or any of them, but no person dealing in good faith shall be affected by any revocation or variation.

70.	Committees

70.1	The board may delegate any of its powers, authorities and discretions (with power to subdelegate) to any committee consisting of such person or persons (whether directors or not) as it thinks fit, provided that the majority of the members of the committee are directors and that no meeting of the committee shall be quorate for the purpose of exercising any of its powers, authorities or discretions unless a majority of those present are directors. The board may make any such delegation on such terms and conditions as it thinks fit and may revoke or vary any such delegation and discharge any committee wholly or in part, but no person dealing in good faith shall be affected by any revocation or variation. Any committee so formed shall, in the exercise of the powers, authorities and discretions so delegated, conform to any regulations that may be imposed on it by the board.

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70.2	The proceedings of a committee with two or more members shall be governed by any regulations imposed on it by the board and (subject to such regulations) by these articles regulating the proceedings of the board so far as they are capable of applying.

71.	Local boards

71.1	The board may establish any local or divisional board or agency for managing any of the affairs of the Company whether in the United Kingdom or elsewhere and may appoint any persons to be members of a local or divisional board, or to be managers or agents, and may fix their remuneration.

71.2	The board may delegate to any local or divisional board, manager or agent any of its powers, authorities and discretions (with power to sub-delegate) and may authorise the members of any local or divisional board or any of them to fill any vacancies and to act notwithstanding vacancies.

71.3	Any appointment or delegation under this article may be made on such terms and subject to such conditions as the board thinks fit and the board may remove any person so appointed, and may revoke or vary any delegation, but no person dealing in good faith shall be affected by the revocation or variation.

72.	Powers of attorney

The board may by power of attorney or otherwise appoint any person to be the agent of the Company on such terms (including terms as to remuneration) as it may decide and may delegate to any person so appointed any of its powers, authorities and discretions (with power to sub-delegate). The board may remove any person appointed under this article and may revoke or vary the delegation, but no person dealing in good faith shall be affected by the revocation or variation.

DIRECTORS’ INTERESTS

73.	Directors’ interests other than in relation to transactions or arrangements with the Company

73.1	If a situation (a “Relevant Situation”) arises in which a director has, or can have, a direct or indirect interest that conflicts, or possibly may conflict, with the interests of the Company (including, without limitation, in relation to the exploitation of any property, information or opportunity, whether or not the Company could take advantage of it but excluding any situation which cannot reasonably be regarded as likely to give rise to a conflict of interest) the following provisions shall apply if the conflict of interest does not arise in relation to a transaction or arrangement with the Company:

(a)	if the Relevant Situation arises from the appointment or proposed appointment of a person as a director of the Company, the directors (other than the director, and any other director with a similar interest, who shall not be counted in the quorum at the meeting and shall not vote on the resolution) may resolve to authorise the appointment of the director and the Relevant Situation on such terms as they may determine;

(b)	if the Relevant Situation arises in circumstances other than in paragraph 73.1(a) above, the directors (other than the director and any other director with a similar interest who shall not be counted in the quorum at the meeting and shall not vote on the resolution) may resolve to authorise the Relevant Situation and the continuing performance by the director of his duties on such terms as they may determine.

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73.2	Any reference in paragraph 73.1 above to a conflict of interest includes a conflict of interest and duty and a conflict of duties.

73.3	Any terms determined by directors under paragraph 73.1(a) or 73.1(b) above may be imposed at the time of the authorisation or may be imposed or varied subsequently and may include (without limitation):

(a)	whether the interested directors may vote (or be counted in the quorum at a meeting) in relation to any resolution relating to the Relevant Situation;

(b)	the exclusion of the interested directors from all information and discussion by the Company of the Relevant Situation; and

(c)	(without prejudice to the general obligations of confidentiality) the application to the interested directors of a strict duty of confidentiality to the Company for any confidential information of the Company in relation to the Relevant Situation.

73.4	An interested director must act in accordance with any terms determined by the directors under paragraph 73.1(a) or 73.1(b) above.

73.5	Except as specified in paragraph 73.1 above, any proposal made to the directors and any authorisation by the directors in relation to a Relevant Situation shall be dealt with in the same way as any other matter may be proposed to and resolved upon by the directors in accordance with the provisions of these articles.

73.6	Any authorisation of a Relevant Situation given by the directors under paragraph 73.1 above may provide that, where the interested director obtains (other than through his position as a director of the Company) information that is confidential to a third party, he will not be obliged to disclose it to the Company or to use it in relation to the Company’s affairs in circumstances where to do so would amount to a breach of that confidence.

74.	Declaration of interests other than in relation to transactions or arrangements with the Company

A director shall declare the nature and extent of his interest in a Relevant Situation within article 73.1(a) or 73.1(b) to the other directors.

75.	Declaration of interests in a proposed transaction or arrangement with the Company

If a director is in any way, directly or indirectly, interested in a proposed transaction or arrangement with the Company, he must declare the nature and extent of that interest to the other directors.

76.	Declaration of interest in an existing transaction or arrangement with the Company

Where a director is in any way, directly or indirectly, interested in a transaction or arrangement that has been entered into by the Company, he must declare the nature and extent of his interest to the other directors, unless the interest has already been declared under article 75 above.

77.	Provisions applicable to declarations of interest

77.1	The declaration of interest must (in the case of article 76) and may, but need not (in the case of article 74 or 75) be made:

(a)	at a meeting of the directors; or

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(b)	by notice to the directors in accordance with:

(i)	section 184 of the Companies Act (notice in writing); or

(ii)	section 185 of the Companies Act (general notice).

77.2	If a declaration of interest proves to be, or becomes, inaccurate or incomplete, a further declaration must be made.

77.3	Any declaration of interest required by article 74 above must be made as soon as is reasonably practicable. Failure to comply with this requirement does not affect the underlying duty to make the declaration of interest.

77.4	Any declaration of interest required by article 75 above must be made before the Company enters into the transaction or arrangement.

77.5	Any declaration of interest required by article 76 above must be made as soon as is reasonably practicable. Failure to comply with this requirement does not affect the underlying duty to make the declaration of interest.

77.6	A declaration in relation to an interest of which the director is not aware, or where the director is not aware of the transaction or arrangement in question, is not required. For this purpose, a director is treated as being aware of matters of which he ought reasonably to be aware.

77.7	A director need not declare an interest:

(a)	if it cannot reasonably be regarded as likely to give rise to a conflict of interest;

(b)	if, or to the extent that, the other directors are already aware of it (and for this purpose the other directors are treated as aware of anything of which they ought reasonably to be aware); or

(c)	if, or to the extent that, it concerns terms of his service contract that have been or are to be considered:

(i)	by a meeting of the directors; or

(ii)	by a committee of the directors appointed for the purpose under the articles.

78.	Directors’ interests and voting

78.1	Subject to the Statutes and to declaring his interest in accordance with article 74, 75 or 76, a director may:

(a)	enter into or be interested in any transaction or arrangement with the Company, either with regard to his tenure of any office or position in the management, administration or conduct of the business of the Company or as vendor, purchaser or otherwise;

(b)	hold any other office or place of profit with the Company (except that of auditor) in conjunction with his office of director for such period (subject to the Statutes) and upon such terms as the board may decide and be paid such extra remuneration for so doing (whether by way of salary, commission, participation in profits or otherwise) as the board may decide, either in addition to or in lieu of any remuneration under any other provision of these articles;

(c)	act by himself or his firm in a professional capacity for the Company (except as auditor) and be entitled to remuneration for professional services as if he were not a director;

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(d)	be or become a member or director of, or hold any other office or place of profit under, or otherwise be interested in, any holding company or subsidiary undertaking of that holding company or any other company in which the Company may be interested. The board may cause the voting rights conferred by the shares in any other company held or owned by the Company or exercisable by them as directors of that other company to be exercised in such manner in all respects as it thinks fit (including the exercise of voting rights in favour of any resolution appointing the directors or any of them as directors or officers of the other company or voting or providing for the payment of any benefit to the directors or officers of the other company); and

(e)	be or become a director of any other company in which the Company does not have an interest if that cannot reasonably be regarded as likely to give rise to a conflict of interest at the time of his appointment as a director of that other company.

78.2	A director shall not, by reason of his holding office as director (or of the fiduciary relationship established by holding that office), be liable to account to the Company for any remuneration, profit or other benefit resulting from:

(a)	any Relevant Situation authorised under article 73.1; or

(b)	any interest permitted under paragraph 78.1 above,

and no contract shall be liable to be avoided on the grounds of any director having any type of interest authorised under article 73.1 or permitted under paragraph 78.1 above.

78.3	A director shall not vote (or be counted in the quorum at a meeting) in respect of any resolution concerning his own appointment (including fixing or varying its terms), or the termination of his own appointment, as the holder of any office or place of profit with the Company or any other company in which the Company is interested but, where proposals are under consideration concerning the appointment (including fixing or varying its terms), or the termination of the appointment, of two or more directors to offices or places of profit with the Company or any other company in which the Company is interested, those proposals may be divided and a separate resolution may be put in relation to each director and in that case each of the directors concerned (if not otherwise debarred from voting under this article) shall be entitled to vote (and be counted in the quorum) in respect of each resolution unless it concerns his own appointment or the termination of his own appointment.

78.4	A director shall also not vote (or be counted in the quorum at a meeting) in relation to any resolution relating to any transaction or arrangement with the Company in which he has an interest which may reasonably be regarded as likely to give rise to a conflict of interest and, if he purports to do so, his vote shall not be counted, but this prohibition shall not apply and a director may vote (and be counted in the quorum) in respect of any resolution concerning any one or more of the following matters:

(a)	any transaction or arrangement in which he is interested by virtue of an interest in shares, debentures or other securities of the Company or otherwise in or through the Company;

(b)	the giving of any guarantee, security or indemnity in respect of:

(i)	money lent or obligations incurred by him or by any other person at the request of, or for the benefit of, the Company or any of its subsidiary undertakings; or

(ii)	a debt or obligation of the Company or any of its subsidiary undertakings for which he himself has assumed responsibility in whole or in part (either alone or jointly with others) under a guarantee or indemnity or by the giving of security;

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(c)	indemnification (including loans made in connection with it) by the Company in relation to the performance of his duties on behalf of the Company or of any of its subsidiary undertakings;

(d)	any issue or offer of shares, debentures or other securities of the Company or any of its subsidiary undertakings in respect of which he is or may be entitled to participate in his capacity as a holder of any such securities or as an underwriter or sub-underwriter;

(e)	any transaction or arrangement concerning any other company in which he does not hold, directly or indirectly as shareholder, or through his direct or indirect holdings of financial instruments (within the meaning of Chapter 5 of the Disclosure Guidance and Transparency Rules) voting rights representing 1% or more of any class of shares in the capital of that company;

(f)	any arrangement for the benefit of employees of the Company or any of its subsidiary undertakings which does not accord to him any privilege or benefit not generally accorded to the employees to whom the arrangement relates; and

(g)	the purchase or maintenance of insurance for the benefit of directors or for the benefit of persons including directors.

78.5	In the case of an alternate director, an interest of his appointor shall be treated as an interest of the alternate in addition to any interest which the alternate otherwise has.

78.6	If any question arises at any meeting as to whether an interest of a director (other than the chairman of the meeting) may reasonably be regarded as likely to give rise to a conflict of interest or as to the entitlement of any director (other than the chairman of the meeting) to vote in relation to a transaction or arrangement with the Company and the question is not resolved by his voluntarily agreeing to abstain from voting, the question shall be referred to the chairman of the meeting and his ruling in relation to the director concerned shall be final and conclusive except in a case where the nature or extent of the interest of the director concerned, so far as known to him, has not been fairly disclosed. If any question shall arise in respect of the chairman of the meeting and is not resolved by his voluntarily agreeing to abstain from voting, the question shall be decided by a resolution of the board (for which purpose the chairman shall be counted in the quorum but shall not vote on the matter) and the resolution shall be final and conclusive except in a case where the nature or extent of the interest of the chairman of the meeting, so far as known to him, has not been fairly disclosed.

78.7	Subject to the Statutes, the Company may by ordinary resolution suspend or relax the provisions of this article to any extent or ratify any transaction or arrangement not duly authorised by reason of a contravention of this article.

PROCEEDINGS OF THE BOARD

79.	Board meetings

The board may meet for the despatch of business, adjourn and otherwise regulate its meetings as it thinks fit. A director at any time may, and the secretary at the request of a director at any time shall, summon a board meeting.

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80.	Notice of board meetings

Notice of a board meeting may be given to a director personally or by word of mouth or given in hard copy form or in electronic form to him at such address as he may from time to time specify for this purpose (or if he does not specify an address, at his last known address). A director may waive notice of any meeting either prospectively or retrospectively. A director will be treated as having waived his entitlement to notice unless he has supplied the Company with the information necessary to ensure that he receives notice of a meeting before it takes place.

81.	Quorum

The quorum necessary for the transaction of the business of the board may be fixed by the board and, unless so fixed at any other number, shall be two. Subject to these articles, any director who ceases to be a director at a board meeting may continue to be present and to act as a director and be counted in the quorum until the end of the board meeting if no other director objects and if otherwise a quorum of directors would not be present.

82.	Chairman or deputy chairman to preside

82.1	The board may appoint a chairman and one or more deputy chairman or chairmen and may at any time revoke any such appointment.

82.2	The chairman, or failing him any deputy chairman (the longest in office taking precedence, if more than one is present), shall, if present and willing, preside at all board meetings but, if no chairman or deputy chairman has been appointed, or if he is not present within five minutes after the time fixed for holding the meeting or is unwilling to act as chairman of the meeting, the directors present shall choose one of their number to act as chairman of the meeting.

83.	Competence of board meetings

A board meeting at which a quorum is present shall be competent to exercise all the powers, authorities and discretions for the time being vested in or exercisable by the board.

84.	Voting

Questions arising at any board meeting shall be determined by a majority of votes. In the case of an equality of votes the chairman of the meeting shall have a second or casting vote.

85.	Telephone/electronic board meetings

85.1	A board meeting may consist of a conference between directors some or all of whom are in different places provided that each director may participate in the business of the meeting whether directly, by telephone or by any other means (whether electronically or otherwise) which enables him:

(a)	to hear (or otherwise receive real time communications made by) each of the other participating directors addressing the meeting; and

(b)	if he so wishes, to address all of the other participating directors simultaneously (or otherwise communicate in real time with them).

85.2	A quorum is deemed to be present if at least the number of directors required to form a quorum, subject to the provisions of article 65, may participate in the manner specified above in the business of the meeting.

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85.3	A board meeting held in this way is deemed to take place at the place where the largest group of participating directors is assembled or, if no such group is readily identifiable, at the place from where the chairman of the meeting participates.

86.	Resolutions without meetings

A resolution which is signed or approved by all the directors entitled to vote on that resolution (and whose vote would have been counted) shall be as valid and effectual as if it had been passed at a board meeting duly called and constituted. The resolution may be contained in one document or communication in electronic form or in several documents or communications in electronic form (in like form), each signed or approved by one or more of the directors concerned. For the purpose of this article:

(a)	the signature or approval of an alternate director (if any) shall suffice in place of the signature of the director appointing him; and

(b)	the approval of a director or alternate director shall be given in hard copy form or in electronic form.

87.	Validity of acts of directors in spite of formal defect

All acts bona fide done by a meeting of the board, or of a committee, or by any person acting as a director or a member of a committee, shall, notwithstanding that it is afterwards discovered that there was some defect in the appointment of any member of the board or committee or of the person so acting, or that they or any of them were disqualified or had vacated office or were not entitled to vote, be as valid as if every such person had been duly appointed and qualified to be a director and had continued to be a director or member of the committee and had been entitled to vote.

88.	Minutes

The board shall cause minutes to be made in books kept for the purpose:

(a)	of all appointments of officers made by the board;

(b)	of the names of all the directors present at each meeting of the board and of any committee; and

(c)	of all resolutions and proceedings of all meetings of the Company and of any class of members, and of the board and of any committee.

SECRETARY

89.	Secretary

The secretary shall be appointed by the board for such term, at such remuneration and on such conditions as it thinks fit, and the board may remove from office any person so appointed (without prejudice to any claim for damages for breach of any contract between him and the Company).

SHARE CERTIFICATES

90.	Issue of share certificates

90.1	A person whose name is entered in the register as the holder of any certificated shares shall be entitled (unless the conditions of issue otherwise provide) to receive one certificate for those shares, or one certificate for each class of those shares and, if he transfers part of the shares represented by a certificate in his name, or elects to hold part in uncertificated form, to receive a new certificate for the balance of those shares.

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90.2	In the case of joint holders, the Company shall not be bound to issue more than one certificate for all the shares in any particular class registered in their joint names, and delivery of a certificate for a share to any one of the joint holders shall be sufficient delivery to all.

90.3	A share certificate shall be issued under seal or signed by at least one director and the secretary or by at least two directors (which may include any signature being applied mechanically or electronically) or by any one director in the presence of a witness who attests the signature, or made effective in such other way as the directors decide. A share certificate shall specify the number and class of the shares to which it relates and the amount or respective amounts paid up on the shares. Any certificate so issued shall, as against the Company, be prima facie evidence of title of the person named in that certificate to the shares comprised in it.

90.4	A share certificate may be given to a member in accordance with the provisions of these articles on notices.

91.	Charges for and replacement of certificates

91.1	Except as expressly provided to the contrary in these articles, no fee shall be charged for the issue of a share certificate.

91.2	Any two or more certificates representing shares of any one class held by any member may at his request be cancelled and a single new certificate issued.

91.3	If any member surrenders for cancellation a certificate representing shares held by him and requests the Company to issue two or more certificates representing those shares in such proportions as he may specify, the board may, if it thinks fit, comply with the request on payment of such fee (if any) as the board may decide.

91.4	If a certificate is damaged or defaced or alleged to have been lost, stolen or destroyed, a new certificate representing the same shares may be issued on compliance with such conditions as to evidence, indemnity and security for such indemnity as the board may think fit and on payment of any exceptional expenses of the Company incidental to its investigation of the evidence and preparation of the indemnity and security and, if damaged or defaced, on delivery up of the old certificate.

91.5	In the case of joint holders of a share a request for a new certificate under any of the preceding paragraphs of this article may be made by any one of the joint holders unless the certificate is alleged to have been lost, stolen or destroyed.

LIEN ON SHARES

92.	Lien on partly paid shares

92.1	The Company shall have a first and paramount lien on every share (not being a fully paid share) for all amounts payable (whether or not due) in respect of that share. The lien shall extend to every amount payable in respect of that share.

92.2	The board may at any time either generally or in any particular case declare any share to be wholly or partly exempt from this article. Unless otherwise agreed, the registration of a transfer of a share shall operate as a waiver of the Company’s lien (if any) on that share.

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93.	Enforcement of lien

93.1	The Company may sell any share subject to a lien in such manner as the board may decide if an amount payable on the share is due and is not paid within 14 clear days after a notice has been given to the holder or any person entitled by transmission to the share demanding payment of that amount and giving notice of intention to sell in default.

93.2	To give effect to any sale under this article, the board may authorise some person to transfer the share sold to, or as directed by, the purchaser. The purchaser shall not be bound to see to the application of the purchase money nor shall the title of the new holder to the share be affected by any irregularity in or invalidity of the proceedings relating to the sale.

93.3	The net proceeds of the sale, after payment of the costs of such sale, shall be applied in or towards satisfaction of the amount due and any residue shall (subject to a like lien for any amounts not presently due as existed on the share before the sale), on surrender, in the case of shares held in certificated form, of the certificate for the shares sold, be paid to the holder or person entitled by transmission to the share immediately before the sale.

CALLS ON SHARES

94.	Calls

94.1	Subject to the terms of allotment, the board may make calls on the members in respect of any moneys unpaid on their shares (whether in respect of nominal amount or premium) and each member shall (subject to his receiving at least 14 clear days’ notice specifying when and where payment is to be made) pay to the Company as required by the notice the amount called on his shares. A call may be revoked or postponed as the board may decide.

94.2	Any call may be made payable in one sum or by instalments and shall be deemed to be made at the time when the resolution of the board authorising that call is passed.

94.3	A person on whom a call is made shall remain liable for it notwithstanding the subsequent transfer of the share in respect of which the call is made.

94.4	The joint holders of a share shall be jointly and severally liable for the payment of all calls in respect of that share.

95.	Interest on calls

If a call is not paid before or on the due date for payment, the person from whom it is due shall pay interest on the amount unpaid, from the due date for payment to the date of actual payment, at such rate as the board may decide, but the board may waive payment of the interest, wholly or in part.

96.	Sums treated as calls

A sum which by the terms of allotment of a share is payable on allotment, or at a fixed time, or by instalments at fixed times, shall for all purposes of these articles be deemed to be a call duly made and payable on the date or dates fixed for payment and, in case of non-payment, these articles shall apply as if that sum had become payable by virtue of a call.

97.	Power to differentiate

On any allotment of shares the board may make arrangements for a difference between the allottees or holders of the shares in the amounts and times of payment of calls on their shares.

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98.	Payment of calls in advance

The board may, if it thinks fit, receive all or any part of the moneys payable on a share beyond the sum actually called up on it if the holder is willing to make payment in advance and, on any moneys so paid in advance, may (until they would otherwise be due) pay interest at such rate as may be agreed between the board and the member paying the sum in advance.

FORFEITURE OF SHARES

99.	Notice of unpaid calls

99.1	If the whole or any part of any call or instalment remains unpaid on any share after the due date for payment, the board may give a notice to the holder requiring him to pay so much of the call or instalment as remains unpaid, together with any accrued interest.

99.2	The notice shall state a further day, being not less than 14 clear days from the date of the notice, on or before which, and the place where, payment is to be made and shall state that, in the event of non-payment on or before the day and at the place appointed, the share in respect of which the call was made or instalment is payable will be liable to be forfeited.

99.3	The board may accept a surrender of any share liable to be forfeited.

100.	Forfeiture on non-compliance with notice

100.1	If the requirements of a notice given under the preceding article are not complied with, any share in respect of which it was given may (before the payment required by the notice is made) be forfeited by a resolution of the board. The forfeiture shall include all dividends declared and other moneys payable in respect of the forfeited share and not actually paid before the forfeiture.

100.2	If a share is forfeited, notice of the forfeiture shall be given to the person who was the holder of the share or (as the case may be) the person entitled to the share by transmission, and an entry that notice of the forfeiture has been given, with the relevant date, shall be made in the register, but no forfeiture shall be invalidated by any omission to give such notice or to make such entry.

101.	Power to annul forfeiture or surrender

The board may, at any time before the forfeited or surrendered share has been sold, re-allotted or otherwise disposed of, annul the forfeiture or surrender upon payment of all calls and interest due on or incurred in respect of the share and on such further conditions (if any) as it thinks fit.

102.	Disposal of forfeited or surrendered shares

102.1	Every share which is forfeited or surrendered shall become the property of the Company and (subject to the Statutes) may be sold, re-allotted or otherwise disposed of, upon such terms and in such manner as the board shall decide either to the person who was before the forfeiture the holder of the share or to any other person and whether with or without all or any part of the amount previously paid up on the share being credited as so paid up. The board may for the purposes of a disposal authorise some person to transfer the forfeited or surrendered share to, or in accordance with the directions of, any person to whom the same has been disposed of.

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102.2	A statutory declaration by a director or the secretary that a share has been forfeited or surrendered on a specified date shall, as against all persons claiming to be entitled to the share, be conclusive evidence of the facts stated in it and shall (subject to the execution of any necessary transfer) constitute a good title to the share. The person to whom the share has been disposed of shall not be bound to see to the application of the consideration for the disposal (if any) nor shall his title to the share be affected by any irregularity in or invalidity of the proceedings connected with the forfeiture, surrender, sale, re-allotment or disposal of the share.

103.	Arrears to be paid notwithstanding forfeiture or surrender

A person any of whose shares have been forfeited or surrendered shall cease to be a member in respect of the forfeited or surrendered share and shall, in the case of shares held in certificated form, surrender to the Company for cancellation any certificate for the share forfeited or surrendered, but shall remain liable (unless payment is waived in whole or in part by the board) to pay to the Company all moneys payable by him on or in respect of that share at the time of forfeiture or surrender, together with interest from the time of forfeiture or surrender until payment at such rate as the board shall decide, in the same manner as if the share had not been forfeited or surrendered. He shall also be liable to satisfy all the claims and demands (if any) which the Company might have enforced in respect of the share at the time of forfeiture or surrender. No deduction or allowance shall be made for the value of the share at the time of forfeiture or surrender or for any consideration received on its disposal.

SEAL

104.	Seal

104.1	The Company may exercise the powers conferred by the Statutes with regard to having official seals and those powers shall be vested in the board.

104.2	The board shall provide for the safe custody of every seal of the Company.

104.3	A seal shall be used only by the authority of the board or a duly authorised committee but that authority may consist of an instruction or approval given in hard copy form or in electronic form by a majority of the directors or of the members of a duly authorised committee.

104.4	The board may determine who shall sign any instrument to which a seal is applied, either generally or in relation to a particular instrument or type of instrument, and may also determine, either generally or in any particular case, that such signatures shall be dispensed with or affixed by some mechanical means.

104.5	Unless otherwise decided by the board:

(a)	certificates for shares, debentures or other securities of the Company issued under seal need not be signed; and

(b)	every other instrument to which a seal is applied shall be signed by at least one director and the secretary or by at least two directors or by one director in the presence of a witness who attests the signature.

DIVIDENDS

105.	Declaration of dividends by the Company

The Company may, by ordinary resolution, declare a dividend to be paid to the members, according to their respective rights and interests in the profits, and may fix the time for payment of such dividend, but no dividend shall exceed the amount recommended by the board.

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106.	Fixed and interim dividends

The board may pay such interim dividends as appear to the board to be justified by the financial position of the Company and may also pay any dividend payable at a fixed rate at intervals settled by the board whenever the financial position of the Company, in the opinion of the board, justifies its payment. If the board acts in good faith, none of the directors shall incur any liability to the holders of shares conferring preferred rights for any loss such holders may suffer in consequence of the payment of an interim dividend on any shares having nonpreferred or deferred rights.

107.	Calculation and currency of dividends

107.1	Except insofar as the rights attaching to, or the terms of issue of, any share otherwise provide:

(a)	all dividends shall be declared and paid according to the amounts paid up on the shares in respect of which the dividend is paid, but no amount paid up on a share in advance of calls shall be treated for the purposes of this article as paid up on the share;

(b)	all dividends shall be apportioned and paid pro rata according to the amounts paid up on the shares during any portion or portions of the period in respect of which the dividend is paid; and

(c)	dividends may be declared or paid in any currency.

107.2	The board may agree with any member that dividends which may at any time or from time to time be declared or become due on his shares in one currency shall be paid or satisfied in another, and may agree the basis of conversion to be applied and how and when the amount to be paid in the other currency shall be calculated and paid and for the Company or any other person to bear any costs involved.

108.	Method of payment

108.1	The Company may pay any dividend or other sum payable in respect of a share:

(a)	by cheque or dividend warrant payable to the holder (or, in the case of joint holders, the holder whose name stands first in the register in respect of the relevant share) or to such other person as the holder (or, in the case of joint holders, all the joint holders) may notify to the Company for the purpose; or

(b)	by a bank or other funds transfer system or by such other electronic means (including, in the case of an uncertificated share, a relevant system) to such account as the holder (or, in the case of joint holders, all the joint holders) may notify to the Company for the purpose; or

(c)	in such other way as may be agreed between the Company and the holder (or, in the case of joint holders, all such holders).

108.2	Any such cheque or dividend warrant may be sent by post to the registered address of the holder (or, in the case of joint holders, to the registered address of that person whose name stands first in the register in respect of the relevant share) or to such other address as the holder (or, in the case of joint holders, all the joint holders) may notify to the Company for the purpose.

108.3	Every cheque or warrant is sent, and payment in any other way is made, at the risk of the person or persons entitled to it and the Company will not be responsible for any sum lost or delayed when it has sent or transmitted the sum in accordance with these articles. Clearance of a cheque or warrant or transmission of funds through a bank or other funds transfer system or by such other electronic means as is permitted by these articles shall be a good discharge to the Company.

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108.4	Any joint holder or other person jointly entitled to any share may give an effective receipt for any dividend or other sum paid in respect of the share.

108.5	Any dividend or other sum payable in respect of any share may be paid to a person or persons entitled by transmission to that share as if he or they were the holder or joint holders of that share and his address (or the address of the first named of two or more persons jointly entitled) noted in the register were the registered address.

109.	Dividends not to bear interest

No dividend or other moneys payable by the Company on or in respect of any share shall bear interest as against the Company unless otherwise provided by the rights attached to the share.

110.	Calls or debts may be deducted from dividends

The board may deduct from any dividend or other moneys payable to any person (either alone or jointly with another) on or in respect of a share all such sums as may be due from him (either alone or jointly with another) to the Company on account of calls or otherwise in relation to shares of the Company.

111.	Unclaimed dividends etc.

All unclaimed dividends, interest or other sums payable may be invested or otherwise made use of by the board for the benefit of the Company until claimed. All dividends unclaimed for a period of 12 years after having been declared shall be forfeited and cease to remain owing by the Company. The payment of any unclaimed dividend, interest or other sum payable by the Company on or in respect of any share into a separate account shall not constitute the Company a trustee in respect of it.

112.	Uncashed dividends

If:

(a)	a payment for a dividend or other sum payable in respect of a share sent by the Company to the person entitled to it in accordance with these articles is left uncashed or is returned to the Company and, after reasonable enquiries, the Company is unable to establish any new address or, with respect to a payment to be made by a funds transfer system, a new account, for that person; or

(b)	such a payment is left uncashed or returned to the Company on two consecutive occasions,

the Company shall not be obliged to send any dividends or other sums payable in respect of that share to that person until he notifies the Company of an address or, where the payment is to be made by a funds transfer system, details of the account, to be used for the purpose.

113.	Dividends in specie

113.1	With the authority of an ordinary resolution of the Company and on the recommendation of the board, payment of any dividend may be satisfied wholly or in part by the distribution of specific assets and in particular of paid up shares or debentures of any other company.

113.2	Where any difficulty arises with the distribution, the board may settle the difficulty as it thinks fit and, in particular, may issue fractional certificates (or ignore fractions), fix the value for distribution of the specific assets or any part of them, determine that cash payments be made to any members on the basis of the value so fixed in order to secure equality of distribution and vest any of the specific assets in trustees on such trusts for the persons entitled to the dividend as the board may think fit.

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114.	Scrip dividends

114.1	The board may, with the authority of an ordinary resolution of the Company, offer any holders of shares the right to elect to receive further shares, credited as fully paid, instead of cash in respect of all (or some part) of any dividend specified by the ordinary resolution (a scrip dividend) in accordance with the following provisions of this article.

114.2	The ordinary resolution may specify a particular dividend (whether or not already declared) or may specify all or any dividends declared within a specified period, but such period may not end later than five years after the date of the meeting at which the ordinary resolution is passed.

114.3	The basis of allotment shall be decided by the board so that, as nearly as may be considered convenient, the value of the further shares, including any fractional entitlement, is equal to the amount of the cash dividend which would otherwise have been paid (disregarding the amount of any associated tax credit).

114.4	For the purposes of paragraph 114.3 above the value of the further shares shall be:

(a)	equal to the average middle-market quotation for a fully paid share of the relevant class, as shown in the London Stock Exchange Daily Official List for the day on which such shares are first quoted “ex” the relevant dividend and the four subsequent dealing days; or

(b)	calculated in such manner as may be determined by or in accordance with the ordinary resolution.

114.5	The board shall give notice to the holders of shares of their rights of election in respect of the scrip dividend and shall specify the procedure to be followed in order to make an election.

114.6	The dividend or that part of it in respect of which an election for the scrip dividend is made shall not be paid and instead further shares shall be allotted in accordance with elections duly made and the board shall capitalise a sum equal to the aggregate nominal amount of the shares to be allotted out of such sums available for the purpose as the board may consider appropriate.

114.7	The further shares so allotted shall rank pari passu in all respects with the fully paid shares then in issue except as regards participation in the relevant dividend.

114.8	The board may decide that the right to elect for any scrip dividend shall not be made available to members resident in any territory where, in the opinion of the board, compliance with local laws or regulations would be unduly onerous.

114.9	The board may do all acts and things as it considers necessary or expedient to give effect to the provisions of a scrip dividend election and the issue of any shares in accordance with the provisions of this article, and may make such provisions as it thinks fit for the case of shares becoming distributable in fractions (including provisions under which, in whole or in part, the benefit of fractional entitlements accrues to the Company rather than to the members concerned). To the extent that the entitlement of any holder of shares in respect of any dividend is less than the value of one new share (as determined for the basis of any scrip dividend) the board may also from time to time establish or vary a procedure for such entitlement to be accrued and aggregated with any similar entitlement for the purposes of any subsequent scrip dividend.

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114.10	The board may from time to time establish or vary a procedure for election mandates, under which a holder of shares may, in respect of any future dividends for which a right of election pursuant to this article is offered, elect to receive shares in lieu of such dividend on the terms of such mandate.

114.11	The board shall not make a scrip dividend available unless the Company has sufficient undistributed profits or reserves to give effect to elections which could be made to receive that scrip dividend.

114.12	The board may decide at any time before the further shares are allotted that such shares shall not be allotted and pay the relevant dividend in cash instead. Such decision may be made before or after any election has been made by holders of shares in respect of the relevant dividend.

CAPITALISATION OF RESERVES

115.	Capitalisation of reserves

115.1	The board may, with the authority of an ordinary resolution of the Company:

(a)	resolve to capitalise any sum standing to the credit of any reserve account of the Company (including share premium account and capital redemption reserve) or any sum standing to the credit of profit and loss account not required for the payment of any preferential dividend (whether or not it is available for distribution); and

(b)	appropriate that sum as capital to the holders of shares in proportion to the nominal amount of the share capital held by them respectively and apply that sum on their behalf in paying up in full any shares or debentures of the Company of a nominal amount equal to that sum and allot the shares or debentures credited as fully paid to those members, or as they may direct, in those proportions or in paying up the whole or part of any amounts which are unpaid in respect of any issued shares in the Company held by them respectively, or otherwise deal with such sum as directed by the resolution provided that the share premium account, the capital redemption reserve, any redenomination reserve and any sum not available for distribution in accordance with the Statutes may only be applied in paying up shares to be allotted credited as fully paid up.

115.2	Where any difficulty arises in respect of any distribution of any capitalised reserve or other sum, the board may settle the difficulty as it thinks fit and in particular may make such provisions as it thinks fit in the case of shares or debentures becoming distributable in fractions (including provisions under which, in whole or in part, the benefit of fractional entitlements accrues to the Company rather than the members concerned) or ignore fractions and may fix the value for distribution of any fully paid up shares or debentures and may determine that cash payments be made to any members on the basis of the value so fixed in order to secure equality of distribution, and may vest any shares or debentures in trustees upon such trusts for the persons entitled to share in the distribution as the board may think fit.

115.3	The board may also authorise any person to sign on behalf of the persons entitled to share in the distribution a contract for the acceptance by those persons of the shares or debentures to be allotted to them credited as fully paid under a capitalisation and any such contract shall be binding on all those persons.

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116.	Capitalisation of reserves – employees’ share schemes

116.1	This article (which is without prejudice to the generality of the provisions of the immediately preceding article) applies where, pursuant to an employees’ share scheme:

(a)	a person is granted a right to acquire shares in the Company for no payment or at a price less than their nominal value; or

(b)	the terms on which any person is entitled to acquire shares in the Company are adjusted so that the price payable to acquire them is less than their nominal value, and the relevant shares are to be subscribed.

116.2	In any such case the board:

(a)	may, without requiring any further authority of the Company in general meeting, at any time transfer to a reserve account a sum (the “reserve amount”) which is equal to the amount required to pay up the nominal value of the shares in full, after taking into account the amount (if any) payable by the person from the profits or reserves of the Company which are available for distribution and not required for the payment of any preferential dividend; and

(b)	(subject to paragraph 116.4 below) will not apply the reserve amount for any purpose other than paying up the nominal value on the allotment of the relevant shares.

116.3	Whenever the Company allots shares to a person pursuant to a right described in article 116.1, the board will (subject to the Statutes) appropriate to capital the amount of the reserve amount necessary to pay up the nominal value shares in full, after taking into account the amount (if any) payable by the person, apply that amount in paying up the nominal value of those shares in full and allot those shares credited as fully paid to the person entitled to them.

116.4	If any person ceases to be entitled to acquire shares as described in article 116.1, the restrictions on the reserve account will cease to apply in relation to the part of that amount (if any) applicable to those shares.

RECORD DATES

117.	Fixing of record dates

117.1	Notwithstanding any other of these articles, but without prejudice to any rights attached to any shares, the Company or the board may fix a date as the record date by reference to which a dividend will be declared or paid or a distribution, allotment or issue made, and that date may be before, on or after the date on which the dividend, distribution, allotment or issue is declared, paid or made.

117.2	In the absence of a record date being fixed, entitlement to any dividend, distribution, allotment or issue shall be determined by reference to the date on which the dividend is declared or the distribution, allotment or issue is made.

ACCOUNTS

118.	Accounting records

118.1	The board shall cause accounting records of the Company to be kept in accordance with the Statutes.

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118.2	No member (as such) shall have any right of inspecting any account, book or document of the Company, except as conferred by law or authorised by the board or by any ordinary resolution of the Company.

COMMUNICATIONS

119.	Communications to the Company

119.1	Subject to the Statutes and except where otherwise expressly stated, any document or information to be sent or supplied to the Company (whether or not such document or information is required or authorised under the Statutes) shall be in hard copy form or, subject to paragraph 119.2 below, be sent or supplied in electronic form or by means of a website.

119.2	Subject to the Statutes, a document or information may be given to the Company in electronic form only if it is given in such form and manner and to such address as may have been specified by the board from time to time for the receipt of documents in electronic form. The board may prescribe such procedures as it thinks fit for verifying the authenticity or integrity of any such document or information given to it in electronic form.

120.	Communications by the Company

120.1	A document or information may be sent or supplied in hard copy form by the Company to any member either personally or by sending or supplying it by post addressed to the member at his registered address or by leaving it at that address.

120.2	Subject to the Statutes (and other rules applicable to the Company), a document or information may be sent or supplied by the Company to any member in electronic form to such address as may from time to time be authorised by the member concerned or by making it available on a website and notifying the member concerned in accordance with the Statutes (and other rules applicable to the Company) that it has been made available. A member shall be deemed to have agreed that the Company may send or supply a document or information by means of a website if the conditions set out in the Statutes have been satisfied.

120.3	In the case of joint holders of a share, any document or information sent or supplied by the Company in any manner permitted by these articles to the joint holder who is named first in the register in respect of the joint holding shall be deemed to be given to all other holders of the share.

120.4	A member whose registered address is not within the United Kingdom shall not be entitled to receive any notice from the Company unless he gives the Company a postal address within the United Kingdom at which notices may be given to him.

120.5	If the Company sends more than one notice, document or information to a member on separate occasions during a 12-month period and each of them is returned undelivered then that member will not be entitled to receive notices from the Company until the member has supplied a new postal address or electronic address for service of notices.

121.	Communication during suspension or curtailment of postal services

121.1	If at any time by reason of the suspension or curtailment of postal services within the United Kingdom (or some part of the United Kingdom) the Company is unable effectively to give notice of a general meeting to some or all of its members or directors then, subject to complying with paragraph 121.2 below, the Company need only give notice of the meeting to those members or directors to whom the Company is entitled, in accordance with the Statutes, to give notice by electronic means.

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121.2	In the circumstances described in paragraph 121.1 above, the Company must:

(a)	advertise the general meeting by a notice which appears on its website and in at least one national newspaper complying with the notice period requirements set out in article 28; and

(b)	send confirmatory copies of the notice (or, as the case may be, the notification of the website notice) by post to those members and directors to whom notice (or notification) cannot be given by electronic means if at least five days before the meeting the posting of notices (and notifications) to addresses throughout the United Kingdom again becomes practicable.

122.	When communication is deemed received

122.1	Any document or information, if sent by first class post, shall be deemed to have been received on the day following that on which the envelope containing it is put into the post, or, if sent by second class post, shall be deemed to have been received on the second day following that on which the envelope containing it is put into the post and in proving that a document or information has been received it shall be sufficient to prove that the letter, envelope or wrapper containing the document or information was properly addressed, prepaid and put into the post.

122.2	Any document or information not sent by post but left at a registered address or address at which a document or information may be received shall be deemed to have been received on the day it was so left.

122.3	Any document or information, if sent or supplied by electronic means, shall be deemed to have been received on the day on which the document or information was sent or supplied by or on behalf of the Company.

122.4	If the Company receives a delivery failure notification following a communication by electronic means in accordance with paragraph 122.3 above, the Company shall send or supply the document or information in hard copy or electronic form (but not by electronic means) to the member either personally or by post addressed to the member at his registered address or by leaving it at that address. This shall not affect when the document or information was deemed to be received in accordance with paragraph 122.3 above.

122.5	Where a document or information is sent or supplied by means of a website, it shall be deemed to have been received:

(a)	when the material was first made available on the website; or

(b)	if later, when the recipient was deemed to have received notice of the fact that the material was available on the website.

122.6	A member present, either in person or by proxy, at any meeting of the Company or class of members of the Company shall be deemed to have received notice of the meeting and, where requisite, of the purposes for which the meeting was convened.

122.7	Every person who becomes entitled to a share shall be bound by every notice (other than a notice in accordance with section 793 of the Companies Act) in respect of that share which before his name is entered in the register was given to the person from whom he derives his title to the share.

123.	Record date for communications

123.1	For the purposes of giving notices of meetings, or of sending or supplying other documents or other information, whether under section 310(1) of the Companies Act, any other Statute, a provision in these articles or any other instrument, the Company may determine that persons entitled to receive such notices, documents or other information are those persons entered on the register at the close of business on a day determined by it.

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123.2	The day determined by the Company under paragraph 123.1 above may not be more than 15 days before the day that the notice of the meeting, document or other information is given.

124.	Communication to person entitled by transmission

Where a person is entitled by transmission to a share, any notice or other communication shall be given to him, as if he were the holder of that share and his address noted in the register were his registered address. In any other case, any notice or other communication given to any member pursuant to these articles shall, notwithstanding that the member is then dead or bankrupt or that any other event giving rise to the transmission of the share by operation of law has occurred and whether or not the Company has notice of the death, bankruptcy or other event, be deemed to have been properly given in respect of any share registered in the name of that member as sole or joint holder.

UNTRACED MEMBERS

125.	Sale of shares of untraced members

125.1	The Company may sell, in such manner as the board may decide and at the best price it considers to be reasonably obtainable at that time, any share of a member, or any share to which a person is entitled by transmission if:

(a)	during a period of 12 years at least three cash dividends have become payable in respect of the share to be sold and have been sent by the Company in accordance with these articles;

(b)	during that period of 12 years no cash dividend payable in respect of the share has been claimed, no cheque, warrant, order or other payment for a dividend has been cashed, no dividend sent by means of a funds transfer system has been paid and no communication has been received by the Company from the member or the person entitled by transmission to the share;

(c)	on or after the expiry of that period of 12 years the Company has published advertisements both in a national newspaper and in a newspaper circulating in the area in which the last known address of the member or person entitled by transmission to the share or the address at which notices may be given in accordance with these articles is located, in each case giving notice of its intention to sell the share; and

(d)	during the period of three months following the publication of those advertisements and after that period until the exercise of the power to sell the share, the Company has not received any communication from the member or the person entitled by transmission to the share.

125.2	The Company’s power of sale shall extend to any further share which, on or before the date of publication of the first of any advertisement pursuant to paragraph 125.1(c) above, is issued in right of a share to which paragraph 125.1 above applies (or in right of any share to which this paragraph applies) if the conditions set out in paragraphs 125.1(b) to (d) above are satisfied in relation to the further share (but as if the references to a period of 12 years were references to a period beginning on the date of allotment of the further share and ending on the date of publication of the first of the advertisements referred to above).

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125.3	To give effect to any sale, the board may authorise some person to transfer the share to, or as directed by, the purchaser, who shall not be bound to see to the application of the purchase money, nor shall the title of the new holder to the share be affected by any irregularity in, or invalidity of, the proceedings relating to the sale.

126.	Application of proceeds of sale

126.1	The Company shall account to the person entitled to the share at the date of sale for a sum equal to the net proceeds of sale and shall be deemed to be his debtor, and not a trustee for him, in respect of them.

126.2	Pending payment of the net proceeds of sale to such person, the proceeds may either be employed in the business of the Company or invested in such investments (other than shares of the Company or its holding company, if any) as the board may from time to time decide.

126.3	No interest shall be payable in respect of the net proceeds and the Company shall not be required to account for any moneys earned on the net proceeds.

AUTHENTICATION

127.	Power to authenticate documents

Any director, the secretary or any person appointed by the board for the purpose shall have power to authenticate any documents affecting the constitution of the Company and any resolution passed by the Company or the board or any committee, and any books, records, documents and accounts relating to the business of the Company, and to certify copies or extracts as true copies or extracts. A document purporting to be a copy of a resolution, or an extract from the minutes of a meeting, of the Company or the board or any committee which is so certified shall be conclusive evidence in favour of all persons dealing with the Company that such resolution has been duly passed or, as the case may be, that any minute so extracted is a true and accurate record of proceedings at a duly constituted meeting.

DESTRUCTION OF DOCUMENTS

128.	Destruction of documents

128.1	The board may authorise or arrange the destruction of documents held by the Company as follows:

(a)	at any time after the expiration of six years from the date of registration, all instruments of transfer of shares and all other documents transferring or purporting to transfer shares or representing or purporting to represent the right to be registered as the holder of shares on the faith of which entries have been made in the register;

(b)	at any time after the expiration of one year from the date of cancellation, all registered share certificates which have been cancelled;

(c)	at any time after the expiration of two years from the date of recording them, all dividend mandates and notifications of change of address; and

(d)	at any time after the expiration of one year from the date of actual payment, all paid dividend warrants and cheques.

128.2	It shall conclusively be presumed in favour of the Company that:

(a)	every entry in the register purporting to have been made on the basis of an instrument of transfer or other document so destroyed was duly and properly made;

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(b)	every instrument of transfer so destroyed was a valid and effective instrument duly and properly registered;

(c)	every share certificate so destroyed was a valid certificate duly and properly cancelled;

(d)	every other document mentioned in paragraph 128.1 above so destroyed was a valid and effective document in accordance with the particulars of it recorded in the books and records of the Company; and

(e)	every paid dividend warrant and cheque so destroyed was duly paid.

128.3	The provisions of paragraph 128.2 above shall apply only to the destruction of a document in good faith and without notice of any claim (regardless of the parties to it) to which the document might be relevant.

128.4	Nothing in this article shall be construed as imposing on the Company or the board any liability in respect of the destruction of any document earlier than as stated in paragraph 128.1 above or in any other circumstances in which liability would not attach to the Company or the board in the absence of this article.

128.5	References in this article to the destruction of any document include references to its disposal in any manner.

WINDING UP

129.	Powers to distribute in specie

If the Company is in liquidation, the liquidator may, with the authority of a special resolution of the Company and any other authority required by the Statutes:

(a)	divide among the members in specie the whole or any part of the assets of the Company and, for that purpose, value any assets and determine how the division shall be earned out as between the members or different classes of members; or

(b)	vest the whole or any part of the assets in trustees upon such trusts for the benefit of members as the liquidator, with the like sanction, shall think fit but no member shall be compelled to accept any assets upon which there is any liability.

INDEMNITY AND INSURANCE, ETC.

130.	Directors’ indemnity, insurance and defence

As far as the Statutes allow, the Company may:

(a)	indemnify any director of the Company (or of an associated body corporate) against any liability;

(b)	indemnify a director of a company that is a trustee of an occupational pension scheme for employees (or former employees) of the Company (or of an associated body corporate) against liability incurred in connection with the company’s activities as trustee of the scheme;

(c)	purchase and maintain insurance against any liability for any director referred to in paragraph (a) or (b) above; and

(d)	provide any director referred to in paragraphs (a) or (b) above with funds (whether by loan or otherwise) to meet expenditure incurred or to be incurred by him in defending any criminal, regulatory or civil proceedings or in connection with an application for relief (or to enable any such director to avoid incurring such expenditure), the powers given by this article shall not limit any general powers of the Company to grant indemnities, purchase and maintain insurance or provide funds (whether by way of loan or otherwise) to any person in connection with any legal or regulatory proceedings or applications for relief.

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